Exhibit 10.12

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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                           Dated as of August 31, 2000

                                      among

                    WESTELL TECHNOLOGIES, INC., WESTELL, INC.

               WESTELL INTERNATIONAL, INC., CONFERENCE PLUS, INC.,

                               and TELTREND, INC.

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,

                          HARRIS TRUST AND SAVINGS BANK

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                    AS AGENT





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                                TABLE OF CONTENTS

                                                                            Page


1.       DEFINITIONS...........................................................8

         1.1      General Terms................................................8

         1.2      Accounting Terms............................................22

         1.3      Certain Matters of Construction.............................22

2.       LOANS; LETTERS OF CREDIT; FEES; TERMS OF PAYMENT.....................23

         2.1      Revolving Credit Facility...................................23

         2.2      Borrowing Procedures........................................23

         2.3      Payments and Prepayments....................................24

         2.4      Pro Rata Treatment..........................................25

         2.5      Funding Reliance............................................25

         2.6      Sharing of Payments, Etc....................................25

         2.7      Letters of Credit...........................................26

         2.8      All Loans One Obligation....................................29

         2.9      Payment of Over Advances....................................29

         2.10     Interest....................................................29

         2.11     Fees........................................................31

         2.12     Lockbox; Crediting Collections..............................32

         2.13     Agent Rights to Collect Directly............................33

         2.14     Disputes and Allowances.....................................33

         2.15     Monthly Statements..........................................33

         2.16     Recordkeeping...............................................33

         2.17     Payment Dates...............................................34

         2.18     Regulations Affecting Loans.................................34

         2.19     Renewals: Conversion and Continuation of Loans..............34

         2.20     Indemnity...................................................35

         2.21     Change in Legality..........................................36

         2.22     Unavailability of Deposits or Inability to Ascertain,
                  or Inadequacy of Libor Rate.................................36

         2.23     Increased Cost and Reduced Return...........................37

         2.24     Discretion of Lenders as to Manner of Funding...............38


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                               TABLE OF CONTENTS
                                  (continued)

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         2.25     Right of Lenders to Fund through Other Offices..............38

         2.26     Mitigation of Circumstances; Replacement of Lenders.........38

         2.27     Adjustments to Applicable Margin............................39

3.       TERMS OF THIS AGREEMENT; PREPAYMENTS.................................39

         3.1      Initial Term and Renewal Terms..............................39

         3.2      Agent Right to Terminate....................................39

         3.3      Effects of Termination......................................39

         3.4      Voluntary Prepayment........................................40

         3.5      Mandatory Prepayments.......................................40

         3.6      Reductions of the Revolving Loan Commitment.................40

         3.7      Termination: Reduction of Maximum Credit Facility...........40

4.       CREATION OF LIEN AND COLLATERAL......................................41

         4.1      Security Interest...........................................41

         4.2      Preservation of Collateral and Perfection of
                  Security Interests..........................................41

         4.3      Inspection; Appointment as Attorney-in-Fact.................41

5.       CONDITIONS PRECEDENT.................................................42

         5.1      Closing, Conditions to Initial Loan and Closing.............42

         5.2      Condition to All Loans and Letters of Credit................45

6.       WARRANTIES, REPRESENTATIONS, AND COVENANTS - COLLATERAL..............46

         6.1      Collateral Warranties Generally.............................46

         6.2      Equipment, Inventory Collateral Warranties and Covenants....47

7.       GENERAL CONTINUING WARRANTIES AND REPRESENTATIONS....................48

         7.1      Office......................................................48

         7.2      Existence...................................................48

         7.3      Authority...................................................48

         7.4      Validity....................................................49

         7.5      Solvency....................................................49

         7.6      Compliance With Laws........................................49

         7.7      Actions or Proceedings......................................49

         7.8      Trademarks, Licenses, Etc...................................49

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         7.9      Financial Statements........................................50

         7.10     Conduct of Business.........................................50

         7.11     Environmental Laws..........................................50

         7.12     Permits and Licenses........................................51

         7.13     ERISA.......................................................51

         7.14     Public Utility Holding Company Act..........................51

         7.15     Real Property...............................................52

         7.16     Insurance...................................................52

         7.17     Information.................................................52

         7.18     No Default..................................................52

         7.19     Customer and Trade Relations................................52

         7.20     Other Names.................................................52

         7.21     Tax Obligations.............................................53

         7.22     Employee Controversies......................................53

         7.23     Investment Company Act......................................53

         7.24     Subsidiaries................................................53

         7.25     Full Disclosure.............................................53

         7.26     Regulation U................................................53

         7.27     Capital Stock...............................................54

         7.28     Occupational Safety and Health..............................54

8.       NEGATIVE COVENANTS...................................................54

         8.1      Sale, Transfer or Encumbrance of Assets.....................54

         8.2      Name or Identity Change.....................................55

         8.3      Guaranties..................................................55

         8.4      Change in Business..........................................55

         8.5      Loans and Investments.......................................55

         8.6      Indebtedness................................................56

         8.7      Prepayments.................................................57

         8.8      Affiliate Transactions......................................57

         8.9      Consolidations, Mergers.....................................57

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                               TABLE OF CONTENTS
                                  (continued)

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         8.10     Transactions Not in the Ordinary Course; Liquidations.......57

         8.11     Suspension of Business......................................57

         8.12     Distributions...............................................57

         8.13     ERISA.......................................................57

         8.14     Change of Control...........................................57

         8.15     Bank Accounts...............................................57

         8.16     Operating Lease Obligations.................................57

         8.17     Capital Expenditures........................................57

         8.18     Inconsistent Agreements.....................................58

         8.19     Business Activities.........................................58

         8.20     Fiscal Year.................................................58

9.       AFFIRMATIVE COVENANTS - GENERAL......................................58

         9.1      Payments....................................................58

         9.2      Taxes.......................................................58

         9.3      Insurance...................................................58

         9.4      Litigation..................................................59

         9.5      Books and Records...........................................59

         9.6      Compliance with Laws........................................60

         9.7      Expense Reimbursements......................................60

         9.8      ERISA Reportable Events.....................................60

         9.9      Preservation of Corporate Existence.........................60

         9.10     Instruments and Chattel Paper...............................60

         9.11     Leases......................................................61

         9.12     Defense of Collateral.......................................61

         9.13     Environmental Matters - Indemnification.....................61

         9.14     Ownership of CPI............................................61

         9.15     SEC Filings.................................................61

         9.16     Employee Benefit Plans......................................61

         9.17     Environmental Matters.......................................62

         9.18     Reports to the SEC and to Shareholders......................62


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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page


10.      AFFIRMATIVE COVENANTS - REPORTING....................................62

         10.1     Borrowing Base Certificate; Aging Reports...................62

         10.2     Compliance Certificate......................................62

         10.3     Financial Statements........................................62

         10.4     Accounting Information......................................64

         10.5     Other Information and Changes...............................64

11.      AFFIRMATIVE COVENANTS - FINANCIAL....................................64

         11.1     Interest Coverage Ratio.....................................64

         11.2     EBITDA......................................................64

         11.3     Net Worth...................................................65

12.      EVENTS OF DEFAULT....................................................65

         12.1     Payment.....................................................65

         12.2     Non-Compliance with Loan Documents..........................65

         12.3     Breach of Representation....................................65

         12.4     Other Material Obligations..................................66

         12.5     Pension Plans...............................................66

         12.6     Judgments...................................................66

         12.7     Insolvency and Related Proceedings..........................66

         12.8     Material Agreements.........................................66

         12.9     State Action................................................66

         12.10    Tax Liens...................................................67

         12.11    Insurance...................................................67

         12.12    Change of Control...........................................67

13.      RIGHTS AND REMEDIES..................................................67

         13.1     Rights and Remedies Generally...............................67

         13.2     Rights Cumulative...........................................69

14.      TAXES AND EXPENSES REGARDING THE COLLATERAL..........................69

15.      CERTAIN WAIVERS......................................................69

         15.1     Application of Payments.....................................69

         15.2     Demand, etc.................................................70


                                      -v-
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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page


         15.3     Risk of Loss Regarding Collateral...........................70

         15.4     Confidentiality.............................................70

16.      NOTICES..............................................................70

17.      AGENT................................................................72

         17.1     Appointment and Authorization...............................72

         17.2     Delegation of Duties........................................72

         17.3     Liability of Agent..........................................72

         17.4     Reliance by Agent...........................................73

         17.5     Notice of Default...........................................73

         17.6     Credit Decision.............................................73

         17.7     Indemnification.............................................74

         17.8     Agent in Individual Capacity................................74

         17.9     Successor Agent.............................................74

         17.10    Collateral Matters..........................................75

18.      ASSIGNMENTS; PARTICIPATIONS..........................................75

         18.1     Assignments.................................................75

         18.2     Participations..............................................76

19.      CHOICE OF LAW AND VENUE..............................................77

20.      INDEMNITY............................................................77

21.      GENERAL PROVISIONS...................................................78

         21.1     Acceptance..................................................78

         21.2     Binding Agreement...........................................78

         21.3     Waiver and Amendment........................................78

         21.4     Section Headings............................................79

         21.5     Construction................................................79

         21.6     Severability................................................79

         21.7     Entire Agreement............................................79

         21.8     No Fiduciary Relationship or Joint Venture..................79

         21.9     Publicity...................................................79

         21.10    Counterparts................................................79

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                               TABLE OF CONTENTS
                                  (continued)

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         21.11    Conflict....................................................79

22.      WAIVER OF JURY TRIAL.................................................79

         22.1     Forum Selection and Consent to Jurisdiction.................79

         22.2     Waiver of Jury Trial........................................80

ANNEX A    Applicable Margin..................................................83



                                     -vii-
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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of August 31, 2000, is entered into among "Agent", "Lenders" and "Borrowers" (hereinafter defined).

                                R E C I T A L S:
                                 ---------------

         A. Borrowers and LaSalle are parties to a Loan and Security Agreement dated as of October 13, 1998, as amended and supplemented from time to time (collectively, the "Prior Agreements"), pursuant to which LaSalle has made revolving and term loans to Borrowers and Borrowers granted to LaSalle a lien on all of their personal property.

         B. Borrowers have requested (i) a syndicated facility in the aggregate principal amount not to exceed $45,000,000, (ii) LaSalle increase the amount of its revolving loans to Borrowers, (iii) LaSalle be appointed as agent for Lenders, and (iv) in connection with the foregoing, the parties amend and restate in their entirety the Prior Agreements.

         C. LaSalle is willing to provide a portion of such facility in the aggregate principal amount not to exceed $30,000,000 and to be appointed as agent for itself and for any additional Lenders.

         D. Agent and Lenders are willing to make the accommodations requested by Borrowers and to amend and restate the Prior Agreements in their entirety, upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the parties' mutual agreements contained herein, the parties hereto agree as follows:

1.       DEFINITIONS

1.1 General Terms. As used in this Agreement, the following terms shall have the following definitions:

"Account Debtor" shall mean the Person who is obligated to the Borrowers on or under an Account.

"Accounts" shall mean all of Borrowers' presently existing and hereafter arising accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods or the rendition of services by Borrowers, whether or not earned by performance, and any and all credit insurance, guarantees, letters of credit and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers, and all products and proceeds of the foregoing.

"Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of Person, (ii) the acquisition of in excess of 50% of the capital stock, partnership interest, membership interest or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with any other Person, provided that the applicable Borrower is the surviving entity.

"Affiliate" shall mean (i) any shareholder of any Borrower, (ii) any corporation or any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any Borrower or (iii) any officer, director, trustee, partner or shareholder of any corporation or any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any Borrower. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agent" shall mean LaSalle Bank National Association in its separate capacity as agent for Lenders.

"Aging Reports" means those reports prepared by Borrowers listing Borrowers' Account balances (and the number of days each such Account balance is outstanding) as well as their accounts payable (and the number of days each such payable is outstanding), all as of the last day of each month, which balances Borrower shall represent and warrant as being calculated in accordance with Generally Accepted Accounting Principles (including a reasonable provision for uncollectibility) and which shall be presented in an aging format acceptable to the Agent and shall include the status of all disputes, lawsuits, and delinquent Accounts over $100,000.

"Agreement" shall mean this Amended and Restated Loan and Security Agreement, any and all exhibits or schedules thereto, any and all concurrent or subsequent riders to this Amended and Restated Loan and Security Agreement and any extensions, supplements, amendments, modifications or restatements to or of this Amended and Restated Loan and Security Agreement and/or to or of any such rider.

"Applicable Lending Office" shall mean for Agent and each Lender and for each loan or extension of credit hereunder, the lending office of the Agent or Lender designated on the signature pages hereof or such other office of such Lender as such Lender may from time to time specify to the Agent and Borrowers in writing as the office by which its Loans are to be made and maintained.

"Applicable Margin" means an incremental amount in excess of the Libor Rate or the Reference Rate, as applicable, as set forth on Annex A attached hereto, which will fluctuate as a function of the Interest Coverage Ratio pursuant to
Section 2.10(a) below and said Annex A.

"Asset Sale" means the sale, lease, assignment or other transfer for value (each a "Disposition") by the Borrowers or any Subsidiary to any Person (other than the Borrowers or any Subsidiary) of any asset or right of the Borrowers or such Subsidiary other than (a) the Disposition of any asset which is to be replaced, and is-in fact replaced, within one hundred-eighty (180) days with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business, and (c) other Dispositions in any Fiscal Year the Net Proceeds of which do not in the aggregate exceed $250,000.

"Assignment Agreement" see Section 2.26(b).

"Authorized Representative" shall mean an officer, director, employee or other Person designated by Borrowers to execute this Agreement and/or any Loan Document.

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"Benefit Plan" shall mean an employee pension benefit plan of any Borrower or an
ERISA Affiliate, as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA.

"Borrowers" shall mean Westell Technologies, Inc., a Delaware corporation, Westell, Inc., a Delaware corporation, Westell International, Inc., a Delaware corporation, Conference Plus, Inc., an Illinois corporation, and Teltrend, Inc., an Illinois corporation.

"Borrowers' Books" shall mean all of Borrowers' books and records including, but not limited to: correspondence, writings, minute books; ledgers; records indicating, summarizing, or evidencing Borrowers' assets, liabilities, the Accounts and all information relating thereto; records indicating, summarizing, or evidencing Borrowers' business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information and any software necessary to operate the same.

"Borrowers' Loan Account" shall mean a loan account maintained by Agent on its books in which shall be recorded (i) all loans and advances made by Lenders to Borrowers pursuant to this Agreement, (ii) all payments made by Borrowers on all such loans and advances, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all Out-of-Pocket Fees and Costs and interest; all such entries shall be made by Agent in accordance with Agent's customary accounting practices as in effect from time to time.

"Borrowing Base" means, as at any date the amount thereof is determined, the sum of: (a) 85% of the face value of the Eligible Accounts, less unapplied cash; and
(b) the lesser of (i) 30% of the value of the Eligible Inventory, and (ii) $9,000,000, less the undrawn face amount of any Letters of Credit outstanding; unreimbursed draws with respect to Letters of Credit, and the aggregate outstanding amount of Borrowers' exposure under Permitted Swap Obligations as determined by Agent.

"Borrowing Base Certificate" means those reports prepared by Borrowers calculating the Borrowing Base in the form attached hereto as Exhibit A.

"Business Day" shall mean any day on which LaSalle, is open for commercial banking business in Chicago, Illinois, and in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London Interbank eurodollar market.

"Capital Expenditures" means all expenditures which, in accordance with Generally Accepted Accounting Principles, would be required to be capitalized and shown on the consolidated balance sheet of the Borrowers, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

"Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with Generally Accepted Accounting Principles, is accounted for as a capital lease on the balance sheet of such Person.

"Cash Equivalent Investment" means, at any time, (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Lender or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

"CERCLA" shall mean Comprehensive Environmental Response, Compensation and Liability Act of 1980.

"Change of Control" shall mean a change in the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by transfer of interests in any partnership, by transfer of interests in any partnership which is an owner of voting stock, by contract or otherwise.

"Closing" shall have the meaning set forth in Section 5.1 hereof.

"Code" shall mean the Uniform Commercial Code of the State of Illinois as in effect from time to time during the Initial Term and any renewal term hereof and any and all terms used in this Agreement which are not otherwise defined herein but are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

"Collateral" shall mean each and all of the following wherever located and whether now existing or owned or hereafter created or acquired: the Accounts; the General Intangibles; the Negotiable Collateral; the Inventory; Borrowers' Books; the Equipment; the Fixtures; the Investment Property; the Intercompany Notes, any money, deposit accounts or other assets of Borrowers in which Agent receives a Lien or which hereafter comes into the possession, custody or control of Agent, Lenders or any bailee of Agent or Lenders; and all products and proceeds of every nature of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, contract rights, instruments, documents and chattel paper, Equipment, money, deposit accounts or other tangible and intangible property of Borrowers resulting from the sale or other disposition of the Collateral, and the proceeds and products thereof.

"Commitment" means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender's Pro Rata Share of the Revolving Loan Commitment is set forth on Schedule 2.1.

"Commitments" shall mean collectively the Revolving Loan Commitments.


"Contributing Sponsor" shall mean any person described in Section 4001(a)(13) of ERISA with respect to a Benefit Plan.

"Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under
Section 414 of the Code or Section 4001 of ERISA.

"CPI" means Conference Plus, Inc., an Illinois corporation.

"CPI Stock Option Plan" means the plan adopted on November 3, 1998 authorizing the granting by CPI to key employees of up to 6,500 options to purchase CPI's common stock, and shall include all agreements entered into in connection with the granting of any such option."

"Default Rate" shall have the meaning set forth in Section 2.10(b) hereof.

"EBITDA" means, as to Borrowers for any measurement period, the sum of (i) Net Income for that measurement period, (ii) Interest Expense of Borrowers for that measurement period, (iii) depreciation and amortization expenses of Borrower for that measurement period, (iv) income taxes paid or provided for by Borrowers for that measurement period, and (v) any extraordinary, unusual or non-recurring losses, all determined in accordance with Generally Accepted Accounting Principles consistently applied.

"Effective Date" shall mean the date on which the conditions precedent for initial loans under Section 5 hereof have been satisfied and the initial Revolving Loans have been made.

"Eligible Accounts" means such Accounts of Borrowers, payable in fully transferable U.S. Dollars (unless otherwise provided on Schedule 1), arising in the ordinary course of Borrowers' business which are subject to the Agent's first-priority perfected security interest and no other Lien, encumbrance or security interest other than Permitted Liens and which are evidenced by an invoice. In addition, no Account shall be an Eligible Account, if: (i) it arises out of a sale made by any Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower or a sale by one division of any Borrower to another one of its divisions; (ii) such Account is unpaid more than ninety (90) days after the original invoice date or more than sixty (60) days from its due date; (iii) 25% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (iv) any covenant, representation or warranty contained in this Agreement with respect to such Account has been materially breached; (v) the Account Debtor is also any Borrowers' creditor or supplier, or the Account Debtor has disputed its liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to any Borrower, or the Account Debtor has filed a lawsuit against any Borrower; (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; (vii) the sale is to an Account Debtor outside the continental United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case (other than with respect to a Letter of Credit issued by LaSalle at Borrowers' request) acceptable to the Agent in its sole discretion, except with respect to those Account Debtors set forth on Schedule 1 attached hereto; (viii) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, or any other repurchase or return basis or is evidenced by chattel paper; (ix) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower has assigned its right to payment of such Account to the Agent pursuant to the Assignment of Claims Act of

1940, as amended (31 U.S.C. Sub-Section 203 et seq.); (x) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xi) to the knowledge of Borrowers, the Account is subject to any offset, deduction, defense, dispute, or counterclaim, or if the Account is contingent in any respect or for any reason; (xii) it is not an Account Receivable with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts unless such notice of business activities report has been duly and timely filed or the applicable Borrower is exempt from filing such report and has provided the Agent with satisfactory evidence of such exemption; (xiii) any Borrower has made any agreement with any Account Debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; (xiv) the Accounts of the Account Debtor exceed a reasonable credit limit determined by the Agent in its sole discretion after consideration of the history of the applicable Account Debtor, to the extent such Accounts exceed such limit. An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Agent or the Majority Lenders at any time hereafter determine in their commercially reasonable discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the Borrowers. The foregoing notwithstanding, Agent reserves the right to modify the criteria for "Eligible Accounts" after the occurrence of an Event of Default.

"Eligible Inventory" means Inventory of the Borrowers which meets each of the following requirements:

         1. it consists of raw materials and finished goods, but does not include work-in-process, sub-assemblies, consigned Inventory and accounting reserves;

         2. it (a) is subject to a perfected Lien in favor of the Agent, and (b) is not subject to any other assignment, claim or lien;

         3.       it is salable;

         4. it is in the possession and control of the Borrowers and it is stored and held in facilities owned by the Borrowers or, if such facilities are not so owned, the Agent is in possession of a bailee agreement or other agreement granting access with respect thereto;

         5. it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C.ss.215;

         6. it is not subject to any agreement which would restrict the Agent's ability to sell or otherwise dispose of such Inventory;

         7. it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

         8. it is not "in transit" to the Borrowers or held by the Borrowers on consignment; and

         9. the Agent shall not have determined in its commercially reasonable discretion that it is unacceptable due to age, type, category; quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory. The foregoing notwithstanding Agent reserves the right to modify the criteria for "Eligible Inventory" after the occurrence of an Event of Default.

"Environmental Laws" shall mean any applicable laws, statutes, rules, regulations, orders, consent decrees, permits or licenses of any governmental authority, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including, without limitation, such applicable laws, statutes, rules, regulations, orders, consent decrees, permits or licenses relating to (a) solid waste and/or Hazardous Materials treatment, storage, disposal, general and transactions, (b) air, water, and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the generation, handling, storage, transportation or Release into the environment of Hazardous Materials, and (e) regulation of underground and above ground storage tanks.

"Environmental Claims" means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law.

"Environmental Matters" means any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Materials.

"Equipment" shall mean the machinery, apparatus and equipment of Borrowers, including without limitation processing equipment, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, molds, dies, attachments, accessories, automotive equipment, trailers, trucks, tractors, motor vehicles, vessels, aircraft and rolling stock; and other equipment of every kind and nature, and trade fixtures and fixtures, and other tangible personal property (other than Inventory) of every kind and description used in Borrowers' business or owned by any Borrower or in which any Borrower has an interest, all whether now owned or hereafter acquired, and wheresoever situated, together with all additions and accessions thereto, substitutions and replacements therefor, all parts therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto, and all products and proceeds of the foregoing, and condemnation awards and insurance proceeds with respect thereto.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

"ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with Borrower, would be treated as a single employer under Section 4001(a)(14) of ERISA or IRC Section 414(b), (c), (m), (n) or (o), as applicable.

"Eurodollar Loan" shall mean any Loan with respect to which the Borrowers shall have selected an interest rate based on the Libor Rate in accordance with the provisions of Section 2.2(a) of this Agreement; provided, however, that there shall not be in excess of five (5) Eurodollar Loans outstanding at any one time.

"Eurodollar Office" means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the Eurodollar Loans of such Lender hereunder. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

"Event of Default" shall mean the occurrence of any one or more of the events set forth in Section 12 of this Agreement.

"Fair Value" shall mean Borrowers' assets and liabilities as determined in accordance with Generally Accepted Accounting Principles, except that assets shall be reflected at present fair saleable value and liabilities shall reflect a complete statement of liabilities, fixed or contingent, direct or indirect, disputed or undisputed, whether or not required to be reflected on a balance sheet prepared in accordance with Generally Accepted Accounting Principles.

"Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

"Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

"Fiscal Year" shall mean with respect to Borrowers, the fiscal year of Borrowers ending on March 31 of each year.

"Fixtures" shall have the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois, including all accessions, parts and appurtenances thereto and all substitutions or replacements thereof, wheresoever located and whether now or hereafter owned, acquired, arising or existing.

"General Intangibles" shall mean all of the Borrowers' present and future general intangibles, contract rights and other personal property rights of Borrowers to all choses or things in action, tax refund claims, credits, claims, demands, goodwill, licenses, franchise agreements, subscription costs, patents, trade names, trademarks, copyrights, rights to royalties, blueprints, drawings, customer lists, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information and trade secrets, consulting agreements, employment agreements, leasehold interests in real and personal property, insurance policies, deposits with insurers relating to workmen's compensation liabilities, deposit accounts, tax refunds and proprietary rights in any equipment, other than Equipment, Inventory and Accounts, and all other intangible property of any kind and nature, as well as Borrowers' Books relating to any of the foregoing, and all products and proceeds of the foregoing.

"Generally Accented Accounting Principles" shall mean, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting

Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

"Hazardous Materials" shall mean any flammable or explosive materials, petroleum (including crude oil and its fractions), radioactive materials, hazardous wastes, toxic substances or related hazardous materials, including without limitation polychlorinated biphenyls, friable asbestos, and any substances defined as, or included in the definition of toxic or hazardous substances, wastes, or materials under any Environmental Laws.

"Indebtedness" shall mean, with respect to any Person, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, including without limitation accounts payable and accrued indebtedness owed by such Person or any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including guarantees in the form of an agreement to repurchase or reimburse, (c) obligations under leases which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded as Capital Leases, in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, (d) any unfunded obligation of such Person to any Benefit Plan or Multi-employer Plan, (e) any Permitted Swap Obligation of such Person, and (f) all Suretyship Liabilities of such Person.

"Initial Term" shall have the meaning set forth in Section 3.1 hereof.

"Intercompany Notes" shall mean the promissory notes now or hereafter existing evidencing the intercompany indebtedness of the Borrowers, Westell Canada, Ltd., Westell Worldwide, Inc., or Westell Ltd., which are set forth on Schedule 2 attached hereto.

"Interest Coverage Ratio" shall mean, with respect to any measurement period, the ratio of (i) Borrowers' EBITDA for any measurement period, to (ii) the amount of all Interest Expense due and payable for such measurement period on all Indebtedness, tested for the calendar quarter then ended plus the three (3) immediately preceding calendar quarters.

"Interest Expense" shall mean, for any period, for the Borrowers and determined in accordance with Generally Accepted Accounting Principles, (i) gross Interest Expense for the period (including that portion of capital leases attributable to Interest), plus (ii) any payments made under interest rate Swap Contracts to the extent not included in gross Interest Expense, less (iii) the sum of any payments received under interest rate Swap Contracts.

"Interest Payment Date" shall mean the last day of any Interest Period.

"Interest Period" shall mean: (i) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, or 3 months thereafter, or with respect to any Interest Period of 6 months duration, ending on the three month and the six month anniversaries of the first day of such Interest Period, as the Borrowers may elect, and (ii) as to any Reference Rate Loan, the period commencing on the date of such Reference Rate Loan and ending on the earlier of
(A) the last Business Day of each calendar quarter, and (B) the expiration or earlier termination of this Agreement; provided, however, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar

Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) no Interest Period with respect to any Revolving Loan shall end later than the expiration of the term of this Agreement, and (iii) interest shall accrue from and including the first day of an Interest Period to and including the last day of such Interest Period.

"Inventory" shall mean all present and future inventory in which any Borrower has any interest, including, but not limited to, finished goods intended for sale or lease by Borrowers, or to be furnished under a contract of service, or for display or demonstration; all work in process, all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the packing, shipping, advertising, selling, leasing or furnishing or such goods or otherwise used or consumed in any Borrower's business, or any inventory which has been returned or repossessed or stopped in transit, wherever located, and any documents of title representing any of the above.

"Inventory Reports" means those reports prepared by Borrowers listing Borrowers' Eligible Inventory balances as of the last day of each month, which balances Borrowers shall represent and warrant as being calculated in accordance with Generally Accepted Accounting Principles (other than normal year-end adjustments) and which shall be presented in a format acceptable to Agent.

"Investment" means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

"Investment Property" shall have the meaning assigned to such term in Section 9-115 of the Code.

"IRC" shall mean the Internal Revenue Code of 1986; as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

"Issuing Bank" means LaSalle in its capacity as the issuer of Letters of Credit hereunder and its successors and assigns in such capacity.

"Judicial Officer or Assignee" shall mean any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other Person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian, or assignee for the benefit of creditors.

"LaSalle" shall mean LaSalle Bank National Association, a national banking association, located at 135 South LaSalle Street, Chicago, Illinois 60603.

"Lender" shall mean the individual reference to any of the financial institutions from time to time party to this Agreement.

"Lenders" shall mean collectively, the financial institutions from time to time party to this Agreement.

"Letters of Credit" shall mean any standby or trade letters of credit which are now or hereafter at any time issued by LaSalle at the request of and for the account of Borrowers pursuant to the terms of this Agreement and which have not expired or been canceled or terminated.

"Libor" means the London Interbank Offered Rate.

"Libor Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, the interest rate per annum equal to the quotient obtained by dividing
(x) the rate of interest determined by Agent to be the average of the rate per annum at which deposits in U.S. dollars are generally offered in the London Interbank Bank at 11:00 A.M. London time, two (2) Business Days before the first day of such Interest Period, as set forth on the Dow Jones Market Page 3750 (or any successor page), for a period equal to such Interest Period and in the amount of the applicable Eurodollar Loan, by (y) the difference between one hundred percent (100%) and any applicable reserve requirements (rounded upward to the nearest whole multiple of one sixteenth (1/16th) of one percent (1%) per annum), including, without limitation, any statutory maximum requirement for Lenders to hold reserves for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or any similar reserves under any successor regulation or regulations).

"Lien" shall mean, with respect to any Person, any mortgage, deed of trust, pledge, fixed or floating charge, lien, security interest, or encumbrance or security arrangement of any nature whatsoever, whether arising by written or oral agreement or by operation of law, including without limitation any conditional sale or title retention arrangement and any assignment, deposit arrangement or lease intended as or having the effect of, security.

"Loan Documents" shall mean all agreements, instruments and documents, including without limitation security agreements, loan agreements (including without limitation this Agreement), notes, pledges, affidavits, certificates, powers of attorney, consents, assignments, landlord and mortgagee waivers, opinions, collateral assignments, reimbursement agreements, contracts, notices, leases, financing statements, and all amendments, supplements, restatements and renewals thereof, and all other written matter, whether heretofore, now or hereafter executed by or on behalf of Borrowers, or any other Person in connection with the Obligations or the transactions contemplated hereby (including without limitation any guarantor of the Obligations), and delivered to Agent or Lenders, together with all agreements, instruments and documents referred to therein or contemplated thereby whether heretofore, now or hereafter executed by or on behalf of Borrower or any such other Persons and delivered to Agent or Lenders, and all amendments, supplements, restatements and renewals thereof, but not including any proposal letter, commitment letter or other comparable documents delivered by Agent prior to the date hereof and not expressly incorporated herein and made a part hereof.

"Loan(s)" shall mean the collective reference to the Revolving Loans.

"Lockbox" shall have the meaning set forth in Section 2.12 hereof.

"Majority Lenders" shall mean, at any time, while no Obligations are outstanding, Lenders having at least 67% of the aggregate amount of the Commitments and, at any time while Obligations are outstanding, Lenders holding at least 67% of the outstanding aggregate principal amount of the Obligations.

"Mandatory Prepayment Event" - see Section 3.5.

"Master Letter of Credit Agreement" shall mean that certain Master Letter of Credit Agreement among Borrowers and LaSalle attached hereto in the form of Exhibit B.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the

Borrowers taken as a whole, or (b) a material impairment of the ability of the Borrowers taken as a whole to perform any of their obligations under any Loan Document, or (c) a material adverse effect upon any substantial portion of the Collateral or upon the legality, validity, binding effect or enforceability against the Borrowers of any Loan Document.

"Maximum Revolving Credit Facility" shall mean $45,000,000.

"Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA which covers employees of Borrowers or any ERISA Affiliate.

"Negotiable Collateral" shall mean a letter of credit, advice of credit, instrument, money, negotiable document, warehouse receipt, bill of lading, certificated security, certificate of title, certificate of deposit, chattel paper, or similar property, and proceeds thereof.

"Net Cash Proceeds" means:

     1. with respect to any Asset Sale the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Borrowers pursuant to such Asset Sale net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrowers to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such Asset Sale (other than the Loans);

     2. with respect to any issuance of equity securities, the aggregate cash proceeds received by the Borrowers pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commission; and

     3. with respect to any issuance of Indebtedness, the aggregate cash proceeds received by the Borrowers pursuant to such issuance, net of the direct costs of such issuance (including up-front fees and placement fees).

"Net Income" shall mean for a subject period, the Net Income (or loss) of Borrowers for that period as determined in accordance with Generally Accepted Accounting Principles, but excluding any gain on the sale of any asset not in the ordinary course of business, any extraordinary income, and any gains from discontinued operations.

"Net Worth" shall mean the sum of the total of all assets which, under Generally Accepted Accounting Principles, would appear as assets on the balance sheet of the Borrowers, less the total of all liabilities, which, under Generally Accepted Accounting Principles, would appear as liabilities on the balance sheet of the Borrowers.

"Notes" shall mean the Revolving Loan Notes.

"Obligations" shall mean each and every promise, agreement, covenant, debt and all other obligations and indebtedness of the Borrowers to the Agent and Lenders (and with respect to Permitted Swap Obligations, Lenders' affiliates), their successors or assigns, whether primary, secondary, contingent, direct, or indirect, howsoever incurred, created, arising or evidenced, whether presently or hereafter existing, evidenced, arising or becoming due, in connection with the Loans or under this Agreement, the Notes, any Loan Documents, any Permitted Swap Obligations or any refinancings, substitutions, extensions, renewals, replacements and modifications for or of the foregoing, and further including without limitation all interest, all Out-of-Pocket Fees and Costs which Borrowers are required to pay or reimburse by this Agreement or any other Loan Document, or by law.

"Operating Lease" means any lease of (or other agreement conveying the right to use) any real or personal property by the Borrowers , as lessee, other than any Capital Lease.

"Out-of-Pocket Fees and Costs" shall have the meaning set forth in Section 2.11(E) hereof.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor agency.

"Participant" shall mean any Person now or from time to time hereafter participating with Lenders in any of the Loans and Letters of Credit made or issued by Lenders to Borrowers pursuant to this Agreement.

"Pension Plan" shall mean a "pension plan" as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer
Plan), and to which the Borrowers or any of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

"Permitted Liens" shall have the meaning set forth in Section 8.1 hereof.

"Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Borrowers existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (i) such obligations are entered in to by any Borrower in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by any Borrower, or changes in the value of securities issued by such Borrower in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation; (ii) such Swap Contracts do not contain (a) any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (b) any provisions creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 12.1) and (iii) such Swap Contracts do not exceed the Revolving Loan Termination Date, provided that forward contracts do not exceed a term of one
(1) year.

"Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, limited liability company, entity or governmental entity, whether acting in an individual, fiduciary or other capacity.

"Potential Default" shall mean any event which through the passage of time, service of notice or both, would mature into an Event of Default.

"Prime Rate" means for any day, the rate of interest in effect for such day as publicly announced from time to time by LaSalle as its prime rate (whether or not such rate is actually charged by LaSalle). Any change in the Prime Rate announced by LaSalle shall take effect at the opening of business on the day specified in the public announcement of such change.

"Prohibited Transaction" shall mean any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Sections 4975(c)(2) or (d) of the IRC, and which could result in any excise tax, fine, penalty or other liability being imposed on any Borrower.

"Pro Rata Share" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Lender's Commitment and the denominator of which shall be the aggregate Commitments.

"RCRA" shall mean Resource Conservation and Recovery act.

"Reference Rate" shall mean at any time the greater of (a) the Federal Funds Rate, plus 0.5%, and (b) the Prime Rate.

"Reference Rate Loan" shall mean any Loan with respect to which Borrowers shall have selected an interest rate based upon the Reference Rate in accordance with the provisions of Section 2.3(a) of this Agreement.

"Regulation D" means Regulation D of the Board of Governors under Federal Reserve System.

"Regulation U" means Regulation U of the Board of Governors under the Federal Reserve System.

"Release" has the meaning specified in CERCLA including, but not limited to, any actual or threatened past, present or future releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, seeping, injecting, escaping, leaching, dumping or disposing, whether intentional or not; and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

"Reportable Event" shall mean a reportable event described in Section 4043 of ERISA or the regulations thereunder, for which the thirty (30) day notice requirement has not been waived.

"Revolving Loan Commitment" shall mean as to each Lender, the amount set forth opposite its name on the signature pages hereto under the heading "Revolving Loan Commitment."

"Revolving Loan Commitment Percentage" shall mean as to any Lender, the percentage set forth opposite its name on the signature pages hereto under the heading "Revolving Loan Commitment Percentage".

"Revolving Loan Notes" shall have the meaning set forth in Section 2.1 hereof.

"Revolving Loan Termination Date" shall mean August 31, 2003.

"Revolving Loans" shall have the meaning set forth in Section 2.1 hereof.

"SEC" means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

"Subsidiary" shall mean any corporation of which more than twenty-five percent (25%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by any Borrower, or any partnership or joint venture of which more than twenty-five percent (25%) of the outstanding equity interests are at the time, directly or indirectly, owned by any Borrower.

"Suretyship Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

"Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, forward exchange contract or strategy, commodity swap, equity or equity index swap, interest rate option, cap, collar or floor transaction, currency swap, cross currency rate swap, currency option or any other similar interest rate or currency hedging transaction (including, the option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing all or any of the foregoing.

"Uncured Default" shall mean an Event of Default which shall be continuing.

"Voting Trust" shall mean the Westell Technologies, Inc., f/k/a Electronic Information Technologies, Inc., Voting Trust Agreement dated February 23, 1994, as amended.

         1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles. In the event that changes in Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event such changes shall be followed in defining such accounting terms only after the Borrowers and Agent shall have agreed to amend this Agreement to reflect the original intent of such terms in light of such changes, and such terms shall continue to be applied and interpreted without such change until such agreement.

         1.3 Certain Matters of Construction. The terms "herein" "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. The Recitals to this Agreement are incorporated into this Agreement in their entirety and deemed to be a part hereof.

2.       LOANS; LETTERS OF CREDIT; FEES; TERMS OF PAYMENT

         2.1 Revolving Credit Facility. Subject to the terms and provisions of this Agreement including without limitation, that no Event of Default or Potential Default has occurred and all other conditions precedent to lending under Section 5 hereof have been satisfied, upon the request of Borrowers, made at any time and from time to time until the Revolving Loan Termination Date, each of the Lenders severally and not jointly agrees to make loans and advances (hereinafter individually referred to as a "Revolving Loan" and collectively as "Revolving Loans") to Borrowers, jointly and severally, from time to time in the amount of each Lender's Revolving Loan Commitment Percentage of the Revolving Loans requested by Borrowers so long as the aggregate amount of the Revolving Loans outstanding at any time does not exceed the lesser of the (i) Borrowing Base and (ii) the Maximum Revolving Credit Facility, minus the sum of the aggregate undrawn face amount of any Letters of Credit outstanding at such time and any unreimbursed drawings with respect to Letters of Credit, and in the case of each Lender, up to but not exceeding each Lender's Revolving Loan Commitment.

The Revolving Loans shall be evidenced by, and repayable in accordance with, Revolving Loan Notes substantially in the form of Exhibit C ("Revolving Loan Notes").

         2.2 Borrowing Procedures. Agent shall have received, on or before 12:00 p.m. Chicago time, on the day a Revolving Loan is to be made, if a Reference Rate Loan, or three (3) Business Days prior to the date a Revolving Loan is to be made, if a Eurodollar Loan, (i) a written, telephonic, or telecopied request from Borrowers for a Revolving Loan in a specific amount (and a request in writing, which shall be delivered to Agent on the same Business Day, executed by an Authorized Representative of Borrowers), (ii) designation whether the Revolving Loan is to be a Eurodollar Loan or a Reference Rate Loan, and if such Revolving Loan is to be a Eurodollar Loan, the Interest Period or Interest Periods with respect thereto, and (iii) copies of all other documents which the Borrowers are required to deliver to Agent hereunder. If such request for a Revolving Loan is received by Agent orally before 12:00 p.m. Chicago time on the day a Reference Rate Loan is to be made or orally before 12:00 p.m. Chicago time three (3) Business Days prior to the date a Eurodollar Loan is to be made, subject to the other terms and conditions of this Agreement, Agent will pay over the funds received from the Lenders in accordance with the terms of this Agreement on the applicable day on which such Revolving Loan is to be funded hereunder with the funds received from the Lenders, subject to any, delays beyond Agent's reasonable control, provided that Agent shall not be liable for any damages or liabilities for the failure to so make any Revolving Loan on the day requested unless such failure was due to Agent's gross negligence or willful misconduct. If no election as to the type of Revolving Loan is specified in any such notice by Borrowers, then such Revolving Loan shall be a Reference Rate Loan. If no Interest Period is specified with respect to a Eurodollar Loan in such notice, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Each request for a Reference Rate Loan shall be in a minimum amount of $100,000 and integral multiples of $100,000 thereafter. Notwithstanding anything contained in this Agreement to the contrary, Borrowers may not have more than five (5) Eurodollar Loans outstanding at any one time, and each request for a Eurodollar Loan shall be in a minimum increment of $1,000,000 and integral multiples of $500,000 thereafter.

                  (a) Upon receipt by Agent of a notice from Borrowers of a request for a Revolving Loan, Agent shall promptly on the date of receipt, notify Lenders of the amount, term and proportionate share of such Revolving Loan to be funded by each Lender. Two (2) Business Days prior to the date specified for funding of such Eurodollar Loan in the notice from Borrowers provided under (a) above, Agent shall notify Lenders and Borrowers of the Libor Rate in effect for such Eurodollar Loan. Each Lender shall make available its proportionate share of any Revolving Loan, by federal funds wire transfer to Agent at Agent's Applicable Lending Office, in immediately available funds, by not later than 1:30 p.m. Chicago time, on the date specified for a Revolving Loan hereunder as provided in (a) above. The amount of any Revolving Loan shall, subject to the terms of this Agreement, be made available to Borrowers by depositing same, in immediately available funds, in an account of Borrowers, as designated by Borrowers, maintained at Agent's Applicable Lending Office, or by wiring the same, in immediately available funds, to any account specified by Borrowers in their notice of borrowing.

                  (b) The failure of any Lender to make any Revolving Loan to be made by it on any date specified therefor shall not relieve any other Lender of its obligation to make its Revolving Loan on such date, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Revolving Loan.

         2.3 Payments and Prepayments. Borrowers shall make each payment in respect of the principal of and interest on the Revolving Loans and any other payments due under this Agreement not later than 12:00 p.m. Chicago time on the day when due, in Dollars, to the Agent for the account of each Lender at the Agent's Applicable Lending office in Chicago, Illinois in immediately available funds.

                  (a) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of Borrowers with such Lender and shall give notice thereof to the Agent and Borrowers, provided the failure to give such notice does not affect the validity of such debit.

                  (b) Borrowers shall, at the time of making such payment under this Agreement or any Revolving Loan Note, specify to the Agent the Revolving Loans or other amounts payable by Borrowers hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is an Uncured Default, the Agent shall distribute such payment to the Lenders in such manner as Agent may determine to be appropriate, subject to Section 2.4 hereof).

                  (c) Each payment received by the Agent under this Agreement, or any Revolving Loan Note, for account of a Lender shall be paid promptly to such Lender on the same Business Day of receipt by Agent if received by 12:00 p.m. Chicago time, or otherwise on the next successive Business Day, at the Applicable Lending Office for the Revolving Loan or other obligation in respect of which such payment is made.

                  (d) Subject to Sections 3.5 and 2.20 of this Agreement and except as otherwise provided herein, any prepayment of the Obligations by Borrowers shall be without premium or penalty.

         2.4 Pro Rata Treatment. Except to the extent otherwise provided herein:
(i) each borrowing from the Lenders, and each payment of any fee under Section
2.11 hereof, shall be made for the account of the Lenders, according to their respective Pro Rata Shares; (ii) each payment of principal of the Loans by Borrowers shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders; and (iii) each payment of interest by Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

         2.5 Funding Reliance.

                  (a) Unless the Agent receives notice from a Lender by one p.m., Chicago time, on the day of a proposed borrowing that such Lender will not make available to the Agent an amount equal to its Pro Rata Share of such borrowing, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make a corresponding amount available to the Borrowers. If and to the extent such Lender has not made such amount available to the Agent, such Lender and the Borrowers jointly and severally agree to repay such amount to the Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing or, in the case of any Lender which repays such amount within three
(3) Business Days, the Federal Funds Rate (together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as applicable, as in effect from time to time). Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

                  (b) Unless the Agent receives notice from the Borrowers prior to the due date for any payment hereunder that the Borrowers do not intend to make such payment, the Agent may assume that the Borrowers have made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the Borrowers have not made any such payment to the Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand, together with interest thereon at the Reference Rate (or, in the case of any Lender which repays such amount within three (3) Business Days, the Federal Funds Rate). Nothing set forth in this clause (b) shall relieve the Borrowers of any obligation it may have to make any payment hereunder.

         2.6 Sharing of Payments, Etc. Borrowers agree that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender might otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of Borrowers at any of its offices, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, which is not paid when due subject to any applicable grace periods (regardless of whether such balances are then due to Borrowers), in which case it shall promptly notify Borrowers and the Agent thereof, provided that such Lender's failure to notify shall not affect the validity thereof.

                  (a) If any Lender (i) shall obtain payment of any principal of or interest on any Loan made by it to Borrowers under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, whether or not under Section 2.6 above, and, as a result of such payment, such Lender shall have received a greater percentage of the Obligations with respect to the Loans then due hereunder by Borrowers to such Lender than the percentage of the Obligations received by the other Lender, or (ii) such Lender's percentage of the outstanding Obligations relating to Loans is less than its Pro Rata Share of such Obligations, it shall promptly purchase from such other Lender participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lender (or in interest due thereon or other Obligations with respect to the Loans due to such Lender, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that (x) each Lender shall have made advances of Obligations relating to Loans according to its Pro Rata Share of its Commitment of such Obligations, and (y) all of the Lenders shall share the benefit of such excess-payment (net of any expense which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid Obligations with respect to the Loans due to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (b) Borrowers agree that any Lender so purchasing a participation (or direct interest) in the Obligations with respect to the Loan's due to the other Lender (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.

                  (c) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrowers. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a payment or set-off to which this Section 2.6 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
2.6 to share in the benefits of any recovery on such secured claim.

         2.7 Letters of Credit.

                  (a) Subject to the terms and provisions of this Agreement, including without limitation, that no Event of Default or Potential Default has occurred and all other conditions precedent to lending under Section 5 and under the Master Letter of Credit Agreement have been satisfied, Issuing Bank may, at Borrowers' request and for the account of Borrowers, issue Letters of Credit; provided, that the aggregate undrawn face amount of the Letters of Credit plus unreimbursed drawings for Letters of Credit shall not at any time exceed the lesser of (a) Five Million and No/100 Dollars ($5,000,000) or (b) the amount by which the Borrowing Base at such time (not reduced for the aggregate undrawn face amount of the Letters of Credit and unreimbursed drawings for Letters of Credit) exceeds the outstanding principal balance of the Revolving Loans at such time. The Letters of Credit shall be in form and substance satisfactory to Agent. No Letter of Credit shall have a term of more than one year or an expiration date occurring after the Revolving Loan Termination Date.

                  (b) Borrowers agree to pay to (i) Issuing Bank upon the opening of a Letter of Credit at Borrowers' request, and thereafter on demand, Issuing Bank's standard reasonable administrative and operating fees and charges in effect from time to time for issuing and administering any Letters of Credit, including, without limitation, a fronting fee in the amount of 0.125% of the face amount of such Letter of Credit payable upon the issuance of such Letter of Credit, plus (ii) the Agent, for the ratable benefit of the Lenders in accordance with their Revolving Loan Commitment Percentages, a fee, payable quarterly in arrears on the last day of each calendar quarter, on each standby or trade Letter of Credit accepted by Agent but not yet paid in the amount set forth on Annex A. Agent may provide for the payment of any fees, charges or commissions due to Agent by advancing the amount thereof to Borrowers as a Revolving Loan. Borrowers shall execute Issuing Bank's customary form of application and related documents pursuant to the Master Letter of Credit Agreement for each Letter of Credit requested by it, and such applications shall be received at least three (3) Business Days prior to the requested issue date of such Letter of Credit together with such other documents in support thereof as the Issuing Bank may reasonably require.

                  (c) Borrowers agree to reimburse Issuing Bank, within one (1) Business Day after demand, for each payment made by Issuing Bank under or pursuant to any Letter of Credit requested by Borrowers. Borrowers further agree to pay to Issuing Bank, on demand, interest at the Reference Rate Option on any amount paid by Issuing Bank under or pursuant to any such Letter of Credit from the due date of payment until the date of reimbursement to Issuing Bank. Agent shall, upon the request of Borrowers when no Event of Default exists (to the extent there is additional availability for Revolving Loans but without regard to the other conditions precedent set forth in Section 5), provide for the payment of any reimbursement obligations due to Issuing Bank and any interest accrued thereon by advancing the amount thereof to Borrowers as a Revolving Loan.

                  (d) Borrowers' obligation to reimburse Issuing Bank for payments and disbursements made by Issuing Bank under any Letter of Credit requested by Borrowers shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrowers may have or have had against Issuing Bank (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however, that Borrowers shall not be obligated to reimburse Issuing Bank for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Issuing Bank or any of its officers, employees or agents.

                  (e) Notwithstanding anything to the contrary herein, upon the occurrence of an Event of Default or upon termination of this Agreement whether by expiration of the term or otherwise, an amount equal to the aggregate undrawn face amount of all outstanding Letters of Credit and all unreimbursed draws under any Letter of Credit shall, at Agent's option and upon written notice to Borrowers, be deemed (as between Agent and Borrowers) to have been paid or disbursed by Issuing Bank under the Letters of Credit issued by Issuing Bank (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Loan to Borrowers in the amount of such aggregate undrawn face amount of all outstanding Letters of Credit and all unreimbursed draws under any Letter of Credit to have been made and accepted, which Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Agent at any time after an Event of Default, or upon termination of this Agreement, whether by expiration of the term or otherwise, Borrowers shall, upon Agent's demand, deliver to Agent cash equal to the aggregate undrawn face amount of all outstanding Letters of Credit and all unreimbursed draws under any Letter of Credit. Any such cash and/or any amounts received by Agent in payment of the Revolving Loan made pursuant to this paragraph shall be delivered to and held by Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and shall be retained by Agent as collateral security in respect of, first, such Borrowers' Obligations under or in connection with the Letters of Credit and then, all other Obligations. Such amounts shall not be used by Agent to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Issuing Bank for drawings or payments under or pursuant to Letters of Credit which Issuing Bank has paid, or if no such reimbursement is required, to payment of such other Obligations as Agent shall determine. Any amounts remaining in any cash collateral account established pursuant to this paragraph following payment in full of all Obligations shall be returned to Borrowers.

                  (f) With respect to each Letter of Credit, each Lender (other than Issuing Bank) hereby agrees to purchase a participation in such Letter of Credit, effective simultaneously with the issuance thereof, in an amount equal to such Lender's Pro Rata Share of the amount of such Letter of Credit. For the purposes of this Agreement, the proportionate interest which Issuing Bank retains in each Letter of Credit shall be referred to as its "participation" in such Letter of Credit.

                  (g) If Issuing Bank shall fail to be reimbursed pursuant to clause (c) of this Section 2.7 by Borrowers (or from the proceeds of a Loan pursuant to the last sentence of such clause (c)) for any payment or disbursement under a Letter of Credit, the other Lenders shall, promptly upon the request of Issuing Bank, provide Agent with immediately available funds for the account of Issuing Bank in an amount equal to such Lender's Pro Rata Share of such payment or disbursement. If Agent or Issuing Bank subsequently receives from Borrowers any reimbursement of such payment or disbursement, Agent or Issuing Bank, as the case may be, shall promptly remit to each Lender its Pro Rata Share of such reimbursement, including interest as provided herein.

                  (h) The obligation of each Lender to provide Agent with such Lender's Pro Rata Share of the amount of any payment or disbursement made by Issuing Bank under any outstanding Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against Issuing Bank (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however, that the Lenders shall not be obligated to reimburse Issuing Bank for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Issuing Bank or any of its officers, employees or agents.

                  (i) In determining whether to make any payment under or pursuant to any Letter of Credit, Issuing Bank shall have no obligation to Borrowers, any Lender or any other Person other than to confirm that any documents required to be delivered have been delivered and that such documents comply on their face with the requirements of such Letter of Credit. No other action taken or omitted by Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall put Issuing Bank under any resulting liability to Borrowers or any Lender.

                  (j) In the case of any inconsistency between the terms of this Agreement and the Master Letter of Credit Agreement, the terms of this Agreement shall govern and control.

         2.8 All Loans One Obligation. All Loans by Lenders to Borrowers under this Agreement shall constitute Obligations of Borrowers, secured by Agent's Lien on the Collateral, and by any Lien heretofore, now or at any time or times hereafter granted by Borrowers to Agent or Lenders hereunder or under any other Loan Documents.

         2.9 Payment of Over Advances. If, at any time and for any reason, the outstanding Revolving Loans plus the aggregate undrawn face amount of the Letters of Credit and any unreimbursed drawings with respect to Letters of Credit exceed the lesser of (a) the Maximum Revolving Credit Facility or (b) Borrowing Base (or any of the percentages or sublimits set forth therein) (not reduced for the aggregate undrawn face amount of the Letters of Credit and any unreimbursed drawings with respect to Letters of Credit), any such excess shall immediately be due and payable by Borrowers to Agent, and Borrowers shall, upon telephonic notice or other Notice from Agent, immediately pay to Agent, in cash, the amount of such excess, and prior to such repayment such over advances shall bear interest at the Default Rate.

         2.10 Interest.

                  (a) Rate. All Obligations owed by the Borrowers to Lenders (except for Eurodollar Loans, or covered by any other-Section of this Agreement or other agreement which specifically provides for a rate of interest different from that provided for herein) shall bear interest, on the unpaid principal balance thereof, at a rate per annum (computed on the basis of the actual number of days elapsed over a 365 day year) (the "Reference Rate Option") equal to the Reference Rate plus the Applicable Margin, payable on the applicable Interest Payment Date.

                  Subject to the provisions of Section 2.22 of this Agreement, each Eurodollar Loan shall bear interest on the unpaid principal balance thereof at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) equal to the Libor Rate for the Interest Period in effect plus the Applicable Margin (the "Eurodollar Rate Option"). Interest on Eurodollar Loans for 1, 2, 3 and 6-month Interest Periods shall be payable in arrears on the last day of the applicable Interest Period on the applicable Interest Payment Date.

                  The rates set forth on Annex A for Level III shall be in effect from the Closing until Agent is in receipt of Borrowers' compliance certificate for the fiscal period ending December 31, 2000. Thereafter, interest shall accrue as set forth in Section 2.27 hereof.

                  In addition to calculations of the Reference Rate Option as provided above, in the event that the Reference Rate announced is, from time to time hereafter, changed, adjustment in the Reference Rate Option shall be made on the effective date of such change in the Reference Rate. The Reference Rate Option, as adjusted, shall apply to all Obligations (except as provided above with respect to Eurodollar Loans or where otherwise specifically provided) owed on the date following the date on which the adjustment is made and shall continue to apply to such Obligations owed during succeeding months until the Reference Rate is adjusted again. Agent shall use reasonable efforts to notify Borrowers of each change in the Reference Rate as soon as practicable, but Borrowers' obligation to pay all interest at the Reference Rate Option and Default Rate as provided in this Agreement shall not be affected by, nor shall Agent have any liability for, any failure to so notify Borrowers.

                  (b) Default Rate. Notwithstanding the foregoing, the Revolving Loans and any accrued interest and Out-of-Pocket Fees and Costs shall bear interest, from and after written notice by Agent to Borrowers of the occurrence of an Event of Default and at the request of the Majority Banks and for so long as an Event of Default shall be an Uncured Default and without constituting a waiver of any such Event of Default, on the balances owing from time to time, at a rate per annum equal to two (2) percentage points above the Reference Rate Option (the "Default Rate"), payable monthly in arrears on the first day of each month.

                  (c) Maximum Interest. It is the intention of Agent and Borrowers to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or in the other Loan Documents, Borrowers shall not be required to pay, and Agent shall not be permitted to collect, any amount in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Loan Documents, then in such event (i) the provisions of this Section shall govern and control; (ii) Borrowers shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that Agent may have received hereunder shall be, at Agent's option, (A) applied as a credit against either the outstanding principal balance of the Loans or accrued and unpaid interest hereon, (B) refunded to the payor thereof, or (C) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum rate allowed under applicable law, and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (v) Borrowers shall not have any action against Agent for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if any interest payment or other charge or fee payable hereunder or under any of the other Loan Documents exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law, Borrowers shall be obligated to pay the maximum amount then permitted by applicable law and Borrowers shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder or under any of the other Loan Documents (in the absence of such restraint imposed by applicable law) have been paid in full.

                  (d) Charges to Loan Account. Agent may, at its option, charge any interest and fees payable hereunder or under any of the other Loan Documents to Borrowers' Loan Account, and any amounts so charged shall thereupon constitute Obligations hereunder and, except for Out-of-Pocket Fees and Expenses, shall thereafter accrue interest as provided in this Agreement. Out-of-Pocket Fees and Expenses shall accrue interest as provided in this Agreement if not paid within thirty (30) days after such costs are billed.

         2.11 Fees. In consideration of Lender's establishing the Maximum Revolving Credit Facility hereunder and making of the Loans and the Letters of Credit hereunder, Borrower shall pay to Agent for the benefit of Agent or Lenders, as applicable, the following fees and charges:

                  (a) Unused Line Fee. An unused line fee for the ratable benefit of Lenders as provided hereunder of the applicable percentage set forth on Annex A hereto (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) of the amount by which the Maximum Revolving Credit Facility exceeds the average quarterly balance of the Revolving Loans plus the average quarterly face amount of outstanding Letters of Credit, payable quarterly in arrears, on the last day of each quarter commencing September 30, 2000 and continuing on the last day of each calendar quarter thereafter.

                  (b) Upfront Fees. The Borrowers agree to pay to the Agent for the account of each Lender on the Closing Date an upfront fee in the amount previously agreed to between the Borrowers and the Agent (and the Agent agrees to promptly forward to each Lender a portion of such upfront fee in the amount previously agreed to between the Agent and such Lender).

                  (c) Agent's Fees. The Borrowers agree to pay to the Agent such agent's fees as are mutually agreed to from time to time by the Borrowers and the Agent.

                  (d) Letter of Credit Fees. Fees in connection with Letter of Credit as provided in Section 2.7(b) hereof.

                  (e) Out-of-Pocket Fees, Costs and Expenses. All reasonable out-of-pocket fees, costs and expenses ("Out-of-Pocket Fees and Costs"), incurred by Agent or Lenders in connection with any matters contemplated by or arising out of this Agreement, or any other Loan Document, all of which shall be part of the Obligations, payable on demand, including without limitation the following: (i) expenses in verifying or inspecting the Accounts of Borrowers or Borrowers' Books with respect thereto; (ii) any bank charges in connection with opening and maintaining and transferring funds from any Lockbox and Depository Account and depositing funds for collection by Agent on account of the Obligations; (iii) wire transfer fees, if applicable, in connection with Agent's forwarding to Borrowers the proceeds of Revolving Loans hereunder; (iv) reasonable photocopying and other mechanical or electronic reproduction expenses in connection with Agent's rights of inspection under this Agreement or any other Loan Document or in connection with any service utilized by Agent to perform such functions; (v) any costs or expenses incurred by Agent concerning any property of Borrowers relating to Environmental Laws, including without limitation, for consultants or engineers; (vi) reasonable expenses in connection with the documentation, negotiation, closing and ongoing administration of the Revolving Loans (including any and all amendments or waivers with respect hereto), including without limitation, title insurance, appraisal and evaluation fees and expenses, including, after the occurrence of an Event of Default or Potential Default, or if Agent has reasonable cause to believe there has been a material change in market conditions or the value of the Collateral, or any other property of Borrowers, search fees, publication fees, insurance premiums, examination fees, filing and recording fees, reasonable fees, costs and expenses of Agent for attorneys and paralegals, and all taxes (other than income taxes of Agent) payable in connection with this Agreement or any other Loan Document, whether such expenses and fees are incurred prior to, on or after the date hereof; (vii) after the occurrence of an Uncured Default, costs and expenses in collecting the Accounts (with or without suit), to correct any Event of Default or enforce any provision hereof, or in gaining possession of, maintaining, handling, evaluating, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral or any other property of Borrowers in which Agent has a Lien whether or not a sale is consummated; and (viii) the reasonable fees, costs and expenses for attorneys and paralegals (A) incurred by Agent in connection with the documentation, negotiation and Closing of the Loans described herein (including any and all amendments or waivers with respect thereto at or after the Closing thereof), and any participations therein (including any and all amendments or waivers with respect thereto) entered into at or after the Closing of the Loans, and incurred by Agent or Lenders in connection with the enforcement of Agent's or any Lender's rights hereunder and under the other Loan Documents, (B) incurred by Agent in connection with protection, perfection or preservation of the Collateral or the security interest or Liens of Agent therein in accordance with this Agreement, (C) incurred by Agent or any Lender in connection with any suit by or involving Agent, Lenders or any Participant in enforcing or defending this Agreement or any portion hereof, including without limitation, attorneys' and paralegals' fees and costs incurred in connection with appellate proceedings in any appeals court, and (D) incurred by Agent obtaining advice and legal services with respect to structuring, drafting, negotiating, reviewing, amending, restating, restructuring, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any of the other Loan Documents, whether or not suit is brought.

         2.12 Lockbox; Crediting Collections. The Borrowers shall continue to maintain a depository account ("Depository Account") and lock box ("Lockbox") arrangement acceptable to Agent at LaSalle and, in every invoice issued by Borrowers, shall direct all Account Debtors to send their payments directly to the post office box established by the aforesaid Lockbox arrangement. Such Lockbox and Depository Account arrangements will provide that the Depository Account shall be pledged to Agent as Collateral. Upon the occurrence of an Event of Default, Agent may require all Depository Accounts to be in the name of Agent and under its sole control and direction, and shall apply all proceeds therefrom to the Obligations. The

Borrowers agree that the bank accounts at the Agent shall contain sufficient funds to make each payment under the Loan Documents when due after applying any applicable cure periods.

         2.13 Agent Rights to Collect Directly. Agent or Agent's designee may, after the occurrence of an Event of Default which has been declared by Agent by notice to Borrower, (i) notify customers or Account Debtors of Borrowers that the Accounts have been assigned to Agent and that Agent has a Lien thereon, and
(ii) collect the Accounts directly, and charge the collection costs and expenses to Borrowers' account.

         2.14 Disputes and Allowances. Allowances, if any, as between Borrowers and their customers, will be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at this time. Upon the request of Agent, Borrowers shall promptly notify Agent of all recoveries and promptly notify Agent of all disputes and claims which involve an Account in excess of the face amount of $20,000.00 or which involve in excess of $50,000.00 individually and $250,000.00 in the aggregate. After the occurrence of an Event of Default which shall be an Uncured Default, no discount, credit or allowance shall be granted by Borrowers to any Account Debtor without Agent's consent except in the ordinary course of Borrowers' business. Agent may, in its discretion, after the occurrence of an Event of Default which is an Uncured Default, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrowers' account with only the net amounts received by Agent in payment of such disputed Accounts, after deducting all Out-of-Pocket Fees and Costs incurred or expended in connection therewith.

         2.15 Monthly Statements. Agent or LaSalle shall render monthly statements of the Obligations owing by Borrowers to Lenders, including statements of all principal, interest, and Out-of-Pocket Fees and Costs owing, and such statements shall be prima facie evidence to be correct and accurate and constitute an account stated between Borrowers and Lenders unless, within sixty
(60) days after receipt thereof by Borrowers, Borrowers shall deliver to Agent, by registered or certified mail or by a nationally recognized overnight courier, at Agent's place of business indicated in Section 1 hereinabove, written objection thereto specifying the error or errors, if any, contained in any such statement. Any balance credited to Borrowers' account, less monies remitted, paid or otherwise advanced by Agent to or for Borrowers' account and any amounts that Agent may be obligated to pay in the future, and less any other sums due to Agent or Lenders as provided in this Agreement, shall be remitted to Borrowers when all Obligations owed by Borrowers to Agent or Lenders have been paid in full.

         2.16 Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

         2.17 Payment Dates. Any payment due under this Agreement on any day other than a Business Day shall be due on the next succeeding Business Day, and such payment shall bear interest in accordance herewith until actually received.

         2.18 Regulations Affecting Loans. If (a) Regulation D or any other regulation of the Board of Governors of the Federal Reserve System or any other Federal regulation, or (b) after the date hereof, the adoption of any applicable law, rule or regulation, or any change, amendment to, deletion from or revision, modification or other change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or by any court, or compliance by Agent, Lenders or any Participant with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                        (i) shall impose, modify or deem applicable any reserve other than reserves used in calculating the Libor Rate (including, without limitation, any reserve imposed by the Federal Reserve Board), special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Agent, Lenders or any Participant; or

                        (ii) shall impose on Agent, Lenders or any Participant
                  any other condition affecting the Loans;

                  and the result of any of the foregoing is to increase the cost to Agent, Lenders or any Participant of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by Agent, Lenders or any Participant r(degree)1der this Agreement or under any Note with respect thereto, then on the earlier of termination of this Agreement or fifteen days after demand, unless such increased cost is a direct result of an increase required by a regulatory body in Agent, Lender's or any Participant's capital and Borrowers immediately notify Agent in writing of their intention to prepay the Obligations in full within ninety (90) days of such demand, and makes payment to Agent of the Obligations within such ninety (90) day period, Borrowers shall pay directly to Agent from time to time such additional amount or amounts as Agent reasonably determines will compensate Agent, Lenders and each Participant for such increased cost or such reduction.

                  The foregoing notwithstanding, Lenders and Agent shall use their best efforts to mitigate any such increased costs in any reasonable manner.

         2.19 Renewals: Conversion and Continuation of Loans.

                  (a) Upon maturity of any Eurodollar Loan, the Borrowers may renew all or any part of any Eurodollar Loan to them from Lenders with a Loan of the same or a different type from Lenders, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Eurodollar Loan or part thereof so renewed shall be deemed to be repaid in accordance with this Section 2 with the proceeds of a new borrowing hereunder and the proceeds of the new Loan, to the extent such proceeds do not exceed the principal amount of the Eurodollar Loan being renewed, shall not be paid by Lenders to Borrowers.

                  (b) The Borrowers shall have the right at any time, upon notice to Agent given in the manner and at the times specified in this Agreement with respect to the Loans into which conversion or continuation is to be made, to convert their Eurodollar Loans into Reference Rate Loans, to convert their Reference Rate Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period applicable to any of their Eurodollar Loans to another permissible Interest Period, and to continue any of their Eurodollar Loans into a subsequent Interest Period of any permissible duration subject to the terms and conditions of this Agreement, and to the following:

                       (i) each conversion shall be effected by Agent by applying the proceeds of the new Reference Rate Loan or Eurodollar Loan, as the case may be, to the Eurodollar Loan or Reference Rate Loan (or portion thereof) being converted; accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Borrowers at the time of conversion or continuation; and

                       (ii) If any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrowers shall make such payments associated therewith as are required pursuant to Section 2.20 at the time such Eurodollar Loan shall be converted to a Reference Rate Loan.

The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrowers in the notice of conversion or continuation delivered pursuant to this Section 2.19 provided, however, that if no such Interest Period shall be specified, the Borrower shall be deemed to have selected a Reference Rate Loan.

         2.20 Indemnity. The Borrowers shall indemnify Agent and Lenders against any loss, fee, claim, damage, liability or expense which Agent or Lenders may sustain or incur as a consequence of (i) any failure by the Borrowers to fulfill on the date of any borrowing hereunder the applicable conditions set forth in this Agreement, (ii) any failure by the Borrowers to borrow hereunder after notice of borrowing pursuant to this Agreement has been given, (iii) any payment, prepayment or conversion of a Eurodollar Loan required by any provision of this Agreement, other than Section 2.21 of this Agreement, or otherwise made on a date other than the last day of the applicable Interest Period, or (iv) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by Agent or any Lender of its cost of obtaining the funds for the Eurodollar Loan being paid, prepaid or converted or not borrowed (based on the Libor Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure to borrow) over the amount of interest (as reasonably determined by Agent or such Lender) that could be realized by Agent and Lenders in re-employing during such period the funds so paid, prepaid or converted or not borrowed. A certificate of Agent or any Lender setting forth any amount or amounts which Agent is entitled to receive pursuant to this
Section 2.20 shall be conclusive absent demonstrable or manifest error.

         2.21 Change in Legality.

                  (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender or Agent to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby (an "Illegality"), or if Agent or Majority Lenders determine that maintenance of Eurodollar Loans would cause Lenders to implement or modify any reserve (other than reserves which are used in calculating the Libor Rate), special deposit or assessment or other requirement, or impose any other condition on Lenders affecting the Revolving Loans (each of the foregoing circumstances called a "Regulatory Action"), then, by written notice to the Borrowers, Agent shall:

                       (i) declare that Eurodollar Loans will not thereafter be made by Lenders hereunder, whereupon the Borrowers shall be prohibited from requesting Eurodollar Loans from Agent hereunder unless such declaration is subsequently withdrawn; provided, however, that if after the date of any such declaration there shall occur any change in law or regulation or in the interpretation thereof by any government authority charged with the administration or interpretation thereof that shall eliminate such Illegality, Agent shall as promptly as reasonably practicable notify the Borrowers and each of the Lenders of such occurrence and withdraw such declaration; and

                       (ii) require that all outstanding Eurodollar Loans made by it be converted, at Borrowers' expense, to Reference Rate Loans, in which event (1) all such Eurodollar Loans shall be automatically converted to Reference Rate Loans as of the effective date of such notice as provided in paragraph (b) below, and (2) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Reference Rate Loans resulting from the conversion of such Eurodollar Loans.

(b) For purposes of this Section 2.21, a notice to the Borrowers by Agent pursuant to paragraph (a) above shall be effective on the date of receipt by the Borrowers.

         2.22 Unavailability of Deposits or Inability to Ascertain, or Inadequacy of Libor Rate. If on or prior to the first day of any Interest Period for any borrowing of Eurodollar Loans:

                  (a) the Agent advises the Borrowers that deposits in United States Dollars (in the applicable amounts) are not being offered to it in the off-shore U.S. Dollar interbank market for such Interest Period, or

                  (b) the Majority Lenders advise the Agent that the Libor Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their

Eurodollar Loans for such Interest Period due to the fact that the Libor market ceases to exist, then the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended without liability to Agent or Lenders.

         2.23 Increased Cost and Reduced Return. If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) shall subject any Lender (or its Applicable Lending Office or Eurodollar Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Revolving Loan Note, or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office or Eurodollar Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office or Eurodollar Office imposed by the jurisdiction in which such lender's principal executive office or Applicable Lending Office or Eurodollar Office is located); or

                  (b) shall impose, modify or deem applicable any reserve (except for reserves used in calculating the Libor Rate), special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office or Eurodollar Office) or shall impose on any Lender (or its Applicable Lending Office or Eurodollar Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Revolving Loan Note, or its obligation to make Eurodollar Loans; and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office or Eurodollar Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office or Eurodollar Office) under this Agreement or under its Revolving Loan Note with respect thereto, by an amount deemed reasonably and in good faith by such Lender to be material, then, Borrowers shall, within fifteen (15) days after demand by such Lender (with a copy to the Agent), be obligated to pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (computed commencing on the effective date of any event mentioned herein). Each Lender agrees to use its best efforts to give the Borrowers and Agent notice of the occurrence of any event mentioned herein. Lenders may then, upon notice to Borrowers (with a copy to Agent), elect to increase the interest rate applicable to all Eurodollar Loans made subsequent thereto, to compensate Lenders for such increased cost or reduced yield. The foregoing notwithstanding, Lenders and Agent shall use their best efforts to mitigate any such increased costs or reduction in any reasonable manner.

         2.24 Discretion of Lenders as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank market having a maturity corresponding to each Eurodollar Loan's Interest Period and bearing an interest rate equal to the Libor Rate for such interest period.

         2.25 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Borrowers to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

         2.26 Mitigation of Circumstances; Replacement of Lenders.

                  (a) Each Lender shall promptly notify the Borrowers and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Borrowers to pay any amount pursuant to Section 2.23 or 2.21, or (ii) the occurrence of any circumstances described in Section 2.22 or
2.21 (and, if any Lender has given notice of any such event described in clause
(i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrowers and the Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Borrowers of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

                  (b) If the Borrowers become obligated to pay additional amounts to any Lender pursuant to Sections 2.18, 2.21 or 2.23, or any Lender gives notice of the occurrence of any circumstances described in Section 2.21 or 2.22, the Borrowers may designate another bank which is acceptable to the Agent and the Issuing Bank in their reasonable discretion (such other bank being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

         2.27 Adjustments to Applicable Margin. The Reference Rate Option, the Eurodollar Rate Option, the unused line fee, and the standby and trade Letter of Credit fees shall be adjusted as to the Applicable Margin based on changes in the Interest Coverage Ratio. Such adjustments shall be made by the Agent without notice to Borrowers, based on such Ratio as of the end of a calendar quarter. The Applicable Margin shall be reduced to a specified level only in the event that (A) no Potential Default or Event of Default exists as of the date of determination and (B) the required Interest Coverage Ratio has been satisfied. All adjustments shall be effective as follows:

                  (a) the Agent shall make its Applicable Margin determination within five (5) Business Days of the receipt by the Agent (the "Review Period") of Borrowers' quarterly financial statements received at the end of September, December, March or June, or annual financial statements and Compliance Certificate indicating that an adjustment in the Applicable Margin is warranted;

                  (b) any reduction or increase in the Applicable Margin after the Review Period with respect to a Eurodollar Loan or a Reference Rate Loan shall be effective on the day following the end of any Review Period; and

                  (c) if any Financial Statements necessary for calculation of the Interest Coverage Ratio provided for in this Section 2.27 are not delivered to the Agent within the time periods specified in Section 10.3, and such statements when ultimately delivered give rise to an increase in the Applicable Margin, such increase shall be retroactive to the date such Financial Statements were required to be delivered pursuant to Section 10.3.

3.       TERMS OF THIS AGREEMENT; PREPAYMENTS

         3.1 Initial Term and Renewal Terms. This Agreement shall have a term (the "Initial Term") commencing on the Effective Date and expiring on the Revolving Loan Termination Date, and shall not be extended thereafter except by written agreement of the parties hereto.

         3.2 Agent Right to Terminate. Notwithstanding the foregoing, upon the occurrence of an Event of Default which is an Uncured Default, Agent may in accordance with Sections 13.1 and 17 of this Agreement terminate this Agreement without notice, except that this Agreement shall terminate automatically upon an Event of Default under Section 12.7.

         3.3 Effects of Termination. On the date of termination or expiration of this Agreement, all Obligations owed by Borrower shall become immediately due and payable without notice or demand and shall be repaid in cash or by a wire transfer of immediately available funds. Notwithstanding termination, until all Obligations have been fully repaid (including without limitation all Obligations in connection with the Letters of Credit), Agent shall retain its Lien on the Collateral of Borrowers, all collection arrangements described in Section 2.12 shall remain in full force and effect and Borrowers shall continue to immediately turn over to Agent, in kind, all collections received with respect to the Accounts:

         3.4 Voluntary Prepayment. Borrower may borrow, repay and reborrow Revolving Loans subject to the terms of this Agreement.

         3.5 Mandatory Prepayments. (a) The Borrowers shall make a prepayment of the Revolving Loans upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

                       (i) Concurrently with the receipt by the Borrowers of any Net Cash Proceeds from any Asset Sale, in an amount equal to 100% of such Net Cash Proceeds to the extent not reinvested in accordance with the terms of Section 8.1 hereof.

                       (ii) Concurrently with the receipt by the Borrowers of any Net Cash Proceeds from any issuance of equity securities of the Borrowers (excluding (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program and (y) any issuance by a Subsidiary to the Borrowers or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

                       (iii) Concurrently with the receipt by the Borrowers of
                  any Net Cash Proceeds from any issuance of any Indebtedness or permitted issuance of equity of the Borrowers in an amount equal to 100% of such Net Cash Proceeds.

         3.6 Reductions of the Revolving Loan Commitment. All reductions of the Revolving Loan Commitment, if any, shall reduce the Commitments pro rata among the Lenders according to their respective Pro Rata Shares.

         3.7 Termination: Reduction of Maximum Credit Facility. Subject to the terms of Section 3.5 of this Agreement and this Section 3.7, Borrowers may, at any time, on thirty (30) days written notice prior to the end of any month, prepay in full the Loans and terminate this Agreement by paying to Agent, in cash or by a wire transfer of immediately available funds, the Obligations. Concurrently with any reduction of the Revolving Loan Commitment to zero, the Borrowers shall pay all accrued interest on the Revolving Loans, all unused line fees and all Letter of Credit fees. If any Letters of Credit are outstanding on the effective date of termination, Borrowers shall deliver to Agent cash collateral in an amount equal to the aggregate undrawn face amount of such Letters of Credit (plus the projected amount of all reasonable fees associated therewith). After termination of this Agreement and receipt by Agent of payment in full of all Obligations, Agent shall at Borrowers' expense execute a termination of all Liens given by the Borrowers to Agent; provided, that the indemnifications set forth in Section 20 and elsewhere in this Agreement shall survive such termination. Borrowers may, at any time, on five (5) day's written notice prior to the end of any month, elect to permanently reduce the Maximum Revolving Credit Facility in increments of not less than $1,000,000 to an amount not less than the Revolving Loans outstanding.

4.       CREATION OF LIEN AND COLLATERAL

         4.1 Security Interest. Borrowers hereby grant to Agent on behalf of Lenders, a continuing lien and security interest in all presently existing and hereafter arising Collateral which the Borrowers now or hereafter own or have an interest in, wherever located, to secure prompt repayment of any and all Obligations owed and to be owed by Borrowers to Agent or Lenders (and their Affiliates with respect to Permitted Swap Obligations) and to secure prompt performance by Borrowers of each and all of their covenants and obligations under this Agreement and the other Loan Documents. Agent's lien and security interest in the Collateral shall attach to all Collateral without further act on the part of Agent or Borrowers. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrowers shall, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Agent (or in blank if requested by Agent) and deliver actual physical possession of the Negotiable Collateral to Agent or to an agent, on behalf of Agent.

         4.2 Preservation of Collateral and Perfection of Security Interests. Borrowers shall execute and deliver to Agent, concurrent with Borrowers' execution of this Agreement, and at any time or times hereafter immediately at the request of Agent, all financing statements, amendments or continuations of financing statements, fixture filings, security agreements, mortgages, chattel mortgages, assignments, endorsements of certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Agent may reasonably request, in form satisfactory to Agent, to perfect and maintain perfected Agent's Liens and security interests in the Collateral and to fully consummate all of the transactions contemplated under this Agreement. Borrowers hereby irrevocably make, constitute and appoint Agent (and any of Agent's officers, employees or agents designated by Agent), with full power of substitution by Agent, as Borrowers' true and lawful attorney with power to sign the name of any Borrowers on any of the above-described documents or on any other similar documents which need to be executed, recorded and/or filed to perfect or continue perfected Agent's Lien in the Collateral. For purposes hereof, photocopies of this Agreement or any other Loan Agreement constituting a security agreement may be filed by Agent as a financing statement.

         4.3 Inspection; Appointment as Attorney-in-Fact. Agent or any of the Lenders (through any of-heir officers, employees or agents) shall have the right, at any time or times after the occurrence of an Event of Default which is an Uncured Default, and otherwise upon three (3) Business Day's prior notice, during Borrowers' usual business hours, or during the usual business hours of any third party having control over the records of Borrowers, to inspect and verify Borrowers' Books and the Collateral in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrowers' business, affairs, operations, or financial condition. Prior to the occurrence of an Event of Default, Agent and Lenders shall treat such information as confidential and shall not disclose such information unless required by laws, banking regulation, or court order. In addition, Borrowers hereby appoint Agent (and any of Agent's officers, employees or agents designated by Agent), with full power of substitution by Agent, as Borrowers' attorney, with power upon the happening or occurrence and during the continuation of an Event of Default which is an Uncured Default hereunder, upon simultaneous written notice to Borrowers: to endorse Borrowers' name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Agent's possession; to sign Borrowers' name on any invoice or bill of lading relating to any Accounts, on drafts against Account Debtors, on schedules and assignments of Accounts, on verifications of Accounts and on notices to Account Debtors; after an occurrence of an Event of Default which is an Uncured Default, to notify the post office authorities to change the address for delivery of Borrowers' mail to an address designated by Agent, to receive and open all mail addressed to Borrowers, and to retain all mail relating to the Collateral and forward all other mail to Borrowers; and to send, whether in writing or by telephone, request for verifications of Accounts and request for verifications of trade and other Indebtedness of Borrowers; and to do all things necessary to carry out this Agreement. Borrowers ratify and approve all acts of the attorney and neither Agent nor any other Person acting as Borrowers' attorney hereunder will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made in good faith except as result of gross negligence or willful misconduct. The appointment of Agent as Borrowers' attorney, and each and every one of Agent's rights and powers, being coupled with an interest, subject to the provisions herein, are irrevocable so long as any Accounts in which Agent has a Lien remain unpaid and until all of the Obligations have been fully repaid and this Agreement shall have expired or been terminated.

5.       CONDITIONS PRECEDENT

         5.1 Closing, Conditions to Initial Loan and Closing. The initial Revolving Loan hereunder shall be made upon the Effective Date hereunder at the offices of Agent's counsel ("Closing"). In addition to those conditions set forth hereunder in Section 5.2 with respect to all Loans and Letters of Credit hereunder, prior to or contemporaneously with the making of the initial Revolving Loan hereunder at Closing, Lenders shall be satisfied that all of the following conditions precedent shall have been satisfied in a manner satisfactory to Lenders.

                  (a) Satisfactory Due Diligence. Lenders shall have completed and shall be satisfied with the results of (i) due diligence by Lenders and their counsel, (ii) Lenders' updated field examination of Borrowers, (iii) the Borrowers' most recent interim financial statements; (iv) all appraisals required by Lenders; and (v) any governmental approvals, waivers or consents.

                  (b) No Adverse Change. There shall have been as determined by Lenders in their discretion (i) no material adverse change since March 31, 2000 in the operations (financial or otherwise) of Borrowers, and (ii) no material litigation or claims with respect to this Agreement which is adverse to Borrowers.

                  (c) Senior Loan. Lenders shall have received evidence satisfactory to them that
Agent has a first priority perfected Lien on the Collateral and all financing statements and other documents Lenders deem necessary to perfect such lien shall have been filed and recorded.

                  (d) Required Documents. Agent shall have received all of the following documents, each in form and substance satisfactory to Agent and its counsel, duly executed and dated the Effective Date (or such other date prior thereto as shall be satisfactory to Agent):

                       (i) Agreement. Multiple copies of this Agreement as requested by Agent.

                       (ii)  Revolving Loan Notes.  The Revolving Loan Notes.

                       (iii) Search Results: Lien Terminations.  Certified
                  copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name each Borrower and each Subsidiary (under their present names and any previous names) as debtors and which are filed in the jurisdictions in which filings are to be made, together with (i) copies of such financing statements, (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any Collateral previously granted by any Person (other than Liens permitted by Section 8.1), and (iii) such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request.

                       (iv) Filings, Registrations and Recordings. The Agent shall have received each document (including Uniform Commercial Code financing statements) required under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior and superior to any other Person, in proper form for filing, registration or recording.

                       (v) Landlord Waiver. A landlord waiver from the landlord of Borrowers' Aurora, Illinois, Schaumburg, Illinois and Lombard, Illinois facilities, in form and substance satisfactory to Agent in its reasonable discretion; provided, however, such landlord waivers may be provided within thirty
                  (30) days after the Closing.

                       (vi) Bailee Agreement. A bailee agreement with respect to Borrowers' Servex warehouse location, in form and substance satisfactory to Agent in its reasonable discretion.

                       (vii) Officers' Certificates.  A certificate of an
                  officer of each Borrower, in the form attached hereto as Exhibit D and dated as of the date hereof.

                       (viii) Organizational Documents. Copies, certified no
                  earlier than thirty days before the Closing, by the Secretary of State of the State of Illinois and the Secretary of State of Delaware, of the Articles and/or Certificates of Incorporation, and any amendments thereto, of each Borrower.

                       (ix) Certificate of Existence. A certificate of the Secretary of State of the State of incorporation of each Borrower, dated no earlier than thirty days before the Closing, as to the good standing of each Borrower in the State of its incorporation and in each other State listed on
                  Schedule 7.2 hereof.

                       (x) Opinion of Counsel. The written opinion, in a form acceptable to the Agent, of McDermott, Will & Emery, as counsel for the Borrowers, dated as of the date hereof and addressed to the Agent on behalf of the Lenders.

                       (xi) Certificate of Insurance. Certificates or other evidence from an insurance company or companies acceptable to the Agent as to the policies of insurance, binders and endorsements thereto and such other insurance coverage to be maintained by the Borrowers pursuant to Section 9.3 hereof, each of which shall name the Lender as lender's loss payee and additional insured;

                       (xii) Financial Statements. All information, Financial
                  Statements, or notices to be delivered to the Agent pursuant to Section 10(b) hereof, including, without limitation, the Borrowers' consolidated Financial Statements for Borrower's Fiscal Years ending March 31, 1998, 1999, and 2000, and the Borrowers' unaudited interim consolidated Financial Statements for the quarterly period ended June 30, 2000;

                       (xiii) Letter of Direction. Copies of a letter of
                  direction with wire transfers or other appropriate instructions directing the Agent, on behalf of the Lenders to disburse funds in appropriate amounts to specific accounts;

                       (xiv) Directors' Consents. Certified copies of the
                  unanimous written consents, or resolutions duly adopted at meetings, of the Boards of Directors of the Borrowers in the form attached hereto as Exhibit E hereto authorizing the execution, delivery and performance by the Borrowers of this Agreement, the Notes and the other Loan Documents.

                       (xv) Stock Pledge Agreements. Stock Pledge Agreement in the form of Exhibit F hereto executed and delivered by Westell Technologies, Inc.;

                       (xvi) Patent and Trademark Mortgages.  Assignment,
                  Security Agreements, and Mortgages - Trademarks Ad Patents, executed by Westell Technologies, Inc., Westell, Inc., Conference Plus, Inc., and Teltrend, Inc.

                       (xvii) Solvency Certificates.  Solvency certificates from
                  the chief financial officers of the Borrowers, in form and substance satisfactory to Agent and the Lenders in their reasonable discretion.

                       (xviii) Projections. Projected income statements, balance
                  sheets and cash flow statements prepared by the Borrowers giving effect to the Revolving Loans and the use of the proceeds therefrom, in form and substance satisfactory to the Agent in its reasonable discretion.

                       (xix) Borrowers' Deliveries. In form and substance
                  reasonably satisfactory to the Agent, each and every agreement, document, note, release, certificate, notice, affidavit, exhibit, schedule, legal opinion, assignment, security agreement or financing statement, which the Agent may reasonably request from the Borrowers to effect the intent of this Agreement.

                  (e) Out-of-Pocket Fees and Costs. Lenders and Agent shall have received reimbursement for all Out-of-Pocket Fees and Costs which then have been paid or accrued by Lenders and Agent, including the fees provided for in the fee letter dated July 25, 2000 between Borrowers and Agent.

         5.2 Condition to All Loans and Letters of Credit. Notwithstanding any other provisions contained in this Agreement, the making of each Loan and the issuance of each Letter of Credit provided for in this Agreement shall be conditioned upon the satisfaction of the matters set forth in this Section 5.2, and each request by Borrowers for a Revolving Loan or Letter of Credit shall constitute a representation to Agent and Lenders that each such condition set forth below has been met or satisfied.

                  (a) Warranties and Representations. All of the warranties and representations contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date of such Revolving Loan or Letter of Credit as if made on such date and each request for a Revolving Loan or Letter of Credit shall constitute an affirmation by Borrowers that such warranties and representations are then true and correct in all material respects.

                  (b) Borrowers' Request. Agent shall have received on or before 12:00 p.m. central standard time on the day a Reference Rate Loan is to be made (or three (3) Business Days before a Letter of Credit is to be issued or a Eurodollar Loan is to be made) a written or telephonic request from an officer of Borrowers (or any other Person believed by Agent to be authorized by Borrower pursuant to Section 2.1), for a Revolving Loan (or a Letter of Credit) in a specific amount. In addition, with respect to a request for a Revolving Loan (or a Letter of Credit), Agent shall have received copies of all other documents required to have been delivered to Agent hereunder. Agent shall be entitled, but not required, to rely on oral requests for Revolving Loans from officers from time to time designated by Borrowers to Agent in writing, and shall be fully protected in doing so.

                  (c) No Default. As determined by Agent in its reasonable discretion, no Potential Default shall have occurred or will result from such Revolving Loan or Letter of Credit and no Event of Default which shall be an Uncured Default shall have occurred or will result from such Revolving Loan or Letter of Credit.

                  (d) No Litigation. (i) Except as set forth on Schedule 7.7 no litigation, investigation or proceeding before any court or other governmental authority shall be pending or threatened against any Borrower or any officer, director, or employee of Borrowers which, in the reasonable opinion of Agent, is likely to have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Borrowers; and (ii) no injunction, writ, restraining order, judgment, decree, or other order of any nature which could reasonably have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Borrowers shall have been issued or threatened by any court or other governmental authority.

                  (e) Other Requirements and Other Documents. Lenders shall have received, in form and substance reasonably satisfactory to Lenders, all certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, and other documents which are provided for hereunder, or which Lenders may at any time reasonably request.

6.       WARRANTIES, REPRESENTATIONS, AND COVENANTS - COLLATERAL

         Borrowers warrant, represent, covenant and agree that:

         6.1 Collateral Warranties Generally. Borrowers have and will continue to have good and marketable title to the Collateral; the Collateral is free and clear of all Liens, except (i) as may be consented to in writing by Lenders,
(ii) as held by Agent, or (iii) other Permitted Liens.

                  (a) Account Warranties and Covenants. With respect to the Accounts of the Borrowers scheduled, listed or referred to from time to time on any Aging Reports or Financial Statement, each Borrower warrants and represents to the Lenders that: (a) such Accounts are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (b) such Accounts are assignable and a security interest may be granted therein and such Accounts are subject to the first and prior perfected Lien and security interest of the Lenders; (c) such Accounts represent undisputed, bona fide transactions completed in material compliance with the terms and provisions of the documents related thereto as delivered to the Lenders if so requested; (d) the Equipment or Inventory sold or leased, or the services rendered, which resulted in the creation of such Accounts have been delivered or rendered to the applicable Account Debtor; (e) the amounts shown on the Borrowers' books and records and all invoices and statements delivered to the Lenders, when and if so requested, with respect to such Accounts are actually and absolutely owing to the applicable Borrower and are not in any way contingent; (f) no payments have been made upon such Accounts; (g) there are no set-offs, counterclaims or disputes existing or, to Borrowers' knowledge, asserted with respect to such Accounts and the Borrowers have not made any agreement with any applicable Account Debtor for any deduction or discount from any such Account, except discounts allowed by the Borrowers in the ordinary course of their business for prompt payment; (h) to the knowledge of the Borrowers, there are no facts, events or occurrences which in any way impair the validity or the enforceability of such Accounts or tend to reduce the amounts payable under such Accounts as shown on the books and records of the Borrowers and the invoices and statements delivered to the Lenders, when and if so requested, with respect thereto; (i) to the best knowledge of the Borrowers without independent inquiry, all of the applicable Account Debtors with respect to such Accounts have the capacity to contract and are solvent; (j) such Accounts and the Equipment, or Inventory sold or leased or the services rendered giving rise to said Accounts are not subject to any lien, security interest, claim, charge or any other encumbrance, except for the first and prior perfected security interest of the Lenders and except those of holders of the Permitted Liens; and (k) to the knowledge of the Borrowers, there are no proceedings or actions which are threatened or pending against any of the applicable Account Debtors which might result in any material adverse change in such Account Debtor's financial condition.

         6.2 Equipment, Inventory Collateral Warranties and Covenants. Borrowers warrant, represent, covenant and agree that:

                  (a) Borrowers shall keep the Equipment and Inventory only at the locations specified in Schedule 6.2 hereto or locations consented to by Agent upon Five (5) Business Days'` prior written notice to Agent, and execution by Borrowers or any other Persons of such financing statements, landlord, mortgagee, bailee, warehouseman or other agreements requested by Agent in its reasonable discretion.

                  (b) Borrowers shall keep and maintain the Equipment in good operating condition and repair (normal wear and tear excepted) and subject to the terms of this Agreement make necessary or appropriate replacements thereto. Borrowers shall, to the best of their ability, not permit any items of Equipment to become a fixture to real estate or an accession to other property and the Equipment is now and shall at all times remain and be personal property. Borrowers shall promptly deliver to Agent any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, certificates of title and applications for title). Borrowers shall maintain accurate, itemized records describing the kind, type, quality, quantity and value of their Equipment and shall furnish Agent with a current schedule containing the foregoing information when requested, and Borrowers shall not sell, lease, or otherwise dispose of or transfer any of the Equipment or any part thereof, except as otherwise permitted under the terms of this Agreement. Borrower shall as and when reasonably requested by Agent, procure and supply to Agent, appraisals of the Equipment by appraisers and in form reasonably satisfactory to Agent.

                  (c) Except as disclosed on Schedule 6.2(c) hereto, the Inventory is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Agent's prior written consent, and, in such event, Borrowers will upon Agent's request, concurrent therewith, cause any such bailee, warehouseman or similar party to issue and deliver to Agent, in a form acceptable to Agent, warehouse receipts in Agent's name evidencing the storage of the Inventory. No Inventory has been consigned to any Person, except with respect tot that Inventory as to which Borrowers have notified Agent.

                  (d) Borrowers shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and their costs therefor, all of which records shall be available at all times after the occurrence of an Event of Default and otherwise, during Borrowers' usual hours after reasonable demand to any of Agent's officers, agents, and employees for inspection and copying.

                  (e) Agent shall have the right, at all times after the occurrence of an Event of Default and otherwise upon three (3) Business Day's prior notice to Borrowers on a reasonable basis, during Borrowers' usual business hours, to inspect and examine the Inventory and Equipment and to check and test the same as to quality, quantity, value, and condition. The Agent shall be permitted to perform annual field audits and, in its reasonable commercial discretion, fixed asset appraisals of any of Borrowers' premises where any of the Collateral is located at Borrowers' expense.

7.       GENERAL CONTINUING WARRANTIES AND REPRESENTATIONS

         Borrowers warrant, represent, covenant and agree that:

         7.1 Office. The chief executive office or principal place of business of Borrowers are at the address indicated in Section 16 hereof and Borrowers covenant and agree that they will not, during the term of this Agreement, without at least five (5) Business Days' prior written notification to Agent and the delivery to Agent if requested, of an executed landlord's or mortgagee's waiver and Code financing statements in form acceptable to Agent relocate such chief executive office or principal place of business.

         7.2 Existence. Each Borrower is and shall at all times hereafter be a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization and is qualified and licensed to do business, and is in good standing, in any state in which it conducts its business or in which the failure to qualify could have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of such Borrower, which states include, as of the date hereof and as of the Closing Date, the states listed on Schedule 7.2 (provided that inclusion on said Schedule 7.2 does not mean that failure to qualify in such state would have a material adverse effect on the condition, financial or otherwise, business, property or results of operation of Borrowers).

         7.3 Authority. Each Borrower has all corporate power and authority to own its property and assets and to carry on and engage in its business as it is now conducted and as is presently proposed to be conducted, and each Borrower has all material licenses, permits, franchises, consents, approvals and authorizations (collectively, "Licenses") required in connection with the foregoing, all of which Licenses are in full force and effect and no action or claim is pending, nor, to Borrowers' knowledge, is threatened, to revoke or terminate any of the Licenses or declare any License invalid. No consent, approval or authorization of, or filing, registration or qualification with, any Person, governmental, regulatory, or otherwise, is required to be obtained or effected by any Borrower or any Affiliates in connection with the execution, issuance, delivery and performance of this Agreement, the Notes and the Loan Documents to which the Borrowers or any Affiliates are a party or signatory or the incurrence or performance of the Obligations of the Borrowers or any Affiliates or, if so required, it has been duly obtained or effected before the date hereof. The execution, issuance, delivery and performance of this Agreement, the Notes and the Loan Documents to which any Borrower is a party or is a signatory and the incurrence or performance of the Obligations and indebtedness of the Borrowers hereunder (a) has been duly and properly authorized by all necessary corporate, director, shareholder and other action of each Borrower and (b) has not resulted in and will not result in:

                       (i) the creation or imposition of any Lien, security interest, mortgage, charge or any encumbrance of any nature whatsoever (except in favor of the Agent) upon any of any Borrowers' property or assets, or

                       (ii) the violation or contravention of, the occurrence of a default, Event of Default or event, which with the passage of time or giving of notice or both, would constitute a default or event of default under, any term or provision of its articles or certificate of incorporation, any certificates of authority to do or transact business, any order of any court, or any material contract, agreement, mortgage, indenture, instrument, judgment or Laws to which any Borrower or any Affiliates are parties or signatories or by which any Borrower or any Affiliates are bound.

         7.4 Validity. This Agreement and all of the other Loan Documents are the legal, valid and binding obligations of Borrowers, enforceable in accordance with their terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditor's rights generally.

         7.5 Solvency. On the Effective Date both prior to and after the transactions contemplated in connection with the Closing, and at all times thereafter, the Fair Value of Borrowers' assets is and shall be greater than their liabilities; Borrowers are and shall be able to pay their debts as they mature and Borrowers do not and will not have an unreasonably small amount of capital. Borrowers have and at all times hereafter will have sufficient capital to carry on their business and transactions as now conducted and as planned to be conducted in the future.

         7.6 Compliance With Laws. Borrowers are in compliance in all material respects with all applicable laws, rules and regulations of any governmental authority, including but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment, payroll or social security taxes and employee benefit plans (as defined in Section 3(3) of ERISA) as required by ERISA, except for those laws, rules and regulations the violation of which would not have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Borrowers.

         7.7 Actions or Proceedings. Except as disclosed on Schedule 7.7, there are no actions or proceedings pending by or against any Borrower before any court, administrative agency or other governmental entity and Borrowers have no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving any Borrower, or any breaches by any Borrower or any other Person of any agreement to which any Borrower is a party, except for actions, proceedings, litigation, investigations, claims, complaints, actions, prosecutions and breaches that would not have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Borrowers, the Collateral, Agent's Liens or Agent's ability to enforce its rights and remedies hereunder.

         7.8 Trademarks, Licenses, Etc. Each Borrower owns or possesses rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names required to continue to conduct its business as heretofore or presently conducted. All such licenses, patents, patent applications, copyright registrations, service marks, trademarks and trade names are listed on Schedule 7.8. To the best of Borrowers' knowledge, after diligent inquiry, no such license or trademark has been declared invalid, been limited by order of any governmental authority or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge, except for those licenses or trademarks which if challenged, limited or rendered invalid, would not have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Borrowers, the Collateral, Agent's Liens or Agent's ability to enforce its rights and remedies hereunder.

         7.9 Financial Statements. All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Agent fairly present the financial condition of Borrowers and have been prepared in accordance with Generally Accepted Accounting Principles, subject to year-end adjustments and the absence of footnotes with respect to interim financial statements, and there has been no material adverse change in the financial condition of Borrowers since the submission of such financial information to Agent.

         7.10 Conduct of Business. Except as contemplated, since the date of March 31, 2000, each Borrower has not: (i) incurred any debts, obligations, or liabilities (absolute, accrued, or contingent and whether due or to become due) except current liabilities incurred in the ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the business or properties of such Borrower; (ii) paid any obligation or liability other than current liabilities in the ordinary course of business, or discharged or satisfied any liens or encumbrances other than those securing current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment to or distribution to its stockholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so, except as permitted hereunder; (iv) mortgaged, pledged, or subjected to any Lien any of its assets (tangible or intangible), except for Permitted Liens; (v) sold, transferred or leased any of its assets except in the usual and ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of Borrowers; (vii) entered into any transaction other than in the usual and ordinary course of business and other than as contemplated hereby; (viii) encountered any labor difficulties or labor union organizing activities; (ix) issued or sold any shares of capital stock or other securities or granted any options or similar rights with respect thereto other than pursuant hereto; or (x) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the business, financial condition, operations or results of operations of Borrowers since the date of March 31, 2000.

         7.11 Environmental Laws. (i) Borrowers and all properties owned or operated by Borrowers comply in all material respects with all applicable Environmental Laws; (ii) Borrowers are not subject to any actual or, to the best of Borrowers' knowledge after diligent inquiry, threatened judicial or administrative proceeding, investigation or inquiry into the possibility of violation of any Environmental Laws; (iii) Borrowers and their properties are not the subject of actual or threatened governmental authority investigation or inquiry evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material or other substance into the environment, and Borrowers do not have knowledge or notice of the presence on or under any property owned or operated by any of them, or of the Release of, any Hazardous Material in violation of applicable Environmental Laws; (iv) there are no

Environmental Claims pending or, to the best of Borrowers' knowledge after diligent inquiry, threatened against any Borrower relating to damage, contribution, cost recovery compensation, loss, or injury resulting from the Release of, or exposure to, any Hazardous Material other than as listed on
Schedule 7.11, which Hazardous Material is stored in or under Borrowers' property in the ordinary course of their business in accordance with Environmental Laws; and (v) Borrowers have not filed, nor were required to file, any notice under any law, regulation or rule indicating past or present generation, transportation, treatment, storage or disposal of a Hazardous Material or reporting a Release of a Hazardous Material into the environment and have not engaged in such activity other than in accordance with Environmental Laws where failure to file such notice or report will not have an adverse effect on Borrowers. Borrowers do not have any known contingent liability in connection with any Release of any Hazardous Material into the environment; and Borrowers have not received notice, nor have reason to expect notice, of any potential liability under any Environmental Law.

         7.12 Permits and Licenses. Each Borrower has been and is current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises (collectively, the "Licenses") necessary to continue to conduct its business and to own or lease and operate its properties as heretofore conducted, owned, leased or operated, including, without limitation, any and all Licenses related to Environmental Laws.

         7.13 ERISA. None of the Borrowers, any ERISA Affiliate of Borrower, nor any Benefit Plan is in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC; no Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan, nor has any Benefit Plan been the subject of a waiver of the minimum funding standard under Section 412 of the IRC; nor has any Benefit Plan experienced an accumulated funding deficiency under Section 412 of the IRC; nor has any lien been imposed upon any Borrower or any ERISA Affiliate of such Borrower under Section 412(n) of the IRC; nor has any Benefit Plan been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply; no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA, nor has any Benefit Plan been terminated under Section 4041(e) of ERISA; the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; neither Borrowers nor any ERISA Affiliate of Borrowers would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans except as set forth on
Schedule 7.13, neither Borrowers nor any ERISA Affiliate of Borrowers maintains any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; and neither Borrowers nor any ERISA Affiliate of Borrowers has incurred or expects to incur any withdrawal liability to any Multiemployer Plan.

         7.14 Public Utility Holding Company Act. Neither the Borrowers nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a

"holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         7.15 Real Property. Set forth on Schedule 7.15 is a complete and accurate list, as of the Closing Date, of the addresses of all real property owned or leased by the Borrowers or any Subsidiary, together with, in the case of leased property; the name and mailing address of the lessor of such property.

         7.16 Insurance. Set forth on Schedule 7.16 is a complete and accurate summary of the property and casualty insurance program of the Borrowers and their Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Borrowers or any Subsidiary).

         7.17 Information. All information heretofore or contemporaneously herewith furnished in writing by the Borrowers to the Agent for any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrowers to the Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Lenders that any projections and forecasts provided by the Borrowers are based on good faith estimates and assumptions believed by the Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

         7.18 No Default. No Event of Default or Uncured Default exists or would result from the incurring by the Borrowers of any Indebtedness hereunder or under any other Loan Document.

         7.19 Customer and Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Borrower or prevent such Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

         7.20 Other Names. The businesses conducted by Borrowers have not been conducted under any corporate, trade or fictitious name other than those names listed on Schedule 7.20 hereto.

         7.21 Tax Obligations. To the best of its knowledge, each Borrower has filed complete and correct federal, state and local tax reports and returns required to be filed by it, prepared in accordance with any applicable laws or regulations, and except for extensions duly obtained, has either duly paid all taxes, duties and charges owed by it, or made adequate provision for the payment thereof, unless such Borrower is contesting in good faith, by an appropriate proceeding, the validity, amount or imposition of the above while maintaining adequate reserves to cover the above, and such contest does not have or cause a material adverse change in such Borrower's financial condition or operations and does not impair such Borrower's ability to perform its Obligations. There are no material unresolved questions or claims concerning any tax liability of any Borrower. None of the transactions contemplated hereby or under any agreements referred to hereunder will result in any material tax liability for any Borrower or result in any other material adverse tax consequence for any Borrower.

         7.22 Employee Controversies. Each Borrower has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees, and is not liable for any arrears or wages or any taxes or penalties for failure to comply with the foregoing. Except as set forth on Schedule 7.22 hereto, none of the Borrowers is a party to any collective bargaining agreements. There are no pending, threatened or anticipated (i) employment discrimination or unfair labor practice charges or complaints against or involving any Borrower before any federal, state or local board, department, commission or agency, (ii) material grievances, disputes or controversies with any union or any other organization of any Borrower's employees, (iii) pending or threatened strikes, slowdowns, work stoppages or lockouts or (iv) any asserted pending demands for collective bargaining by any union or organization or efforts to organize any of the employees of any Borrower.

         7.23 Investment Company Act. None of the Borrowers is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         7.24 Subsidiaries. As of the Closing, the Borrowers have no Subsidiaries other than those specifically disclosed on Schedule 7.24 hereto.

         7.25 Full Disclosure. To the best of Borrowers' knowledge after diligent inquiry, this Agreement, the financial statements delivered in connection herewith, and the representations and warranties of Borrowers herein and in any other document delivered or to be delivered by or on behalf of Borrowers, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. To the best knowledge of Borrowers after diligent inquiry and investigation, there is no material fact which Borrowers have not disclosed to Agent in writing which materially and adversely affects or, so far as Borrowers can foresee, could materially and adversely affect the assets, business, prospects, profits, or condition (financial or otherwise) of Borrowers, the rights of Agent or the ability of Borrowers to perform this Agreement.

         7.26 Regulation U. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation

U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any of the Loans made hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         7.27 Capital Stock. The authorized capital stock of Borrowers is set forth on Schedule 7.27 hereof. There are no shares of common stock held as treasury shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of each Borrower is as set forth in its respective Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations, and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All outstanding shares of capital stock of the Borrowers have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding securities of Borrowers were issued in compliance with all applicable federal and state securities laws. None of the outstanding securities of Borrowers have been issued in violation of any preemptive rights, rights of first refusal or similar rights. Except as set forth on Schedule 7.27, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which any Borrower is a party or by which any Borrower is bound, obligating any Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of such Borrower or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such preemptive right or agreement. There are no outstanding obligations, contingent or otherwise, of any Borrower to purchase, redeem or otherwise acquire any capital stock of such Borrower, except in connection with the CPI Stock Option Plan. Except as set forth on Schedule 7.27, there are no voting trust agreements or other contract, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to any Borrower's capital stock.

         7.28 Occupational Safety and Health. None of the Borrowers has, nor, to the Borrowers' knowledge, has any Affiliate received any notice, citation, claim, assessment or proposed assessment as to or alleging any material violation by any Borrower or any such Affiliate from any division of any Federal or state occupational safety and health administrations or agencies and no such violation presently exists. None of the Borrowers is, nor, to the best of the Borrowers' knowledge, no Affiliate is a party to any pending dispute with respect to the Borrowers' or any Affiliate's compliance with any Federal or state occupational safety and health laws.

8.       NEGATIVE COVENANTS

         Borrowers will not, without the Majority Lender's prior written consent:

         8.1 Sale, Transfer or Encumbrance of Assets. Sell, lease, pledge, encumber, grant or permit a Lien on (other than Permitted Liens as defined below in this Section 8.1), or otherwise dispose of or transfer, whether by sale or otherwise, any of Borrowers' assets, except for (A) sales of Inventory in the ordinary course of business, (B) sales of items of Equipment which are obsolete, worn-out or otherwise not useable in Borrowers' business, or (C) the sale of the land and building owned by Teltrend and located at 3740 Stem Road, St. Charles, Illinois, so long as

(i) no Event of Default which is an Uncured Default exists, and (ii) the proceeds of any permitted sale shall be applied to the Obligations or to the replacement of the Equipment being disposed of with substantially similar Equipment having a comparable value within 180 days of such sale or disposition. For purposes of this Agreement, "Permitted Liens" shall mean any or all of the following: (i) Liens to Agent; (ii) Liens arising out of judgments or awards in respect of which any Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which such Borrower shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided such Borrower shall have set aside reserves which the Agent reasonably deems adequate with respect to such judgment or award; (iii) Liens for taxes, assessments or governmental charges or levies, provided payment thereof shall not be past due or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained and which Liens do not have priority over the Lien of the Agents; (iv) deposits, Liens or pledges to secure payments of worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) arising in the ordinary course of business; (v) mechanics', workmen's, repairmen's, warehousemen's, vendors' or carriers' Liens, or other similar statutory Liens, or any easements with respect thereto, not to exceed an aggregate amount of $250,000 at any time outstanding, arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such Liens; (vi) statutory landlords' liens under leases to which any Borrower is a party; (vii) such capital leases as are listed on Schedule 8.1 hereto; and (viii) subject to Section 8.6 and the other provisions of this Agreement, purchase money Liens on Property acquired in the ordinary course of business, to finance or secure a portion of the purchase price thereof, provided that in each case such lien shall be limited to the Property so acquired and the liability secured by such lien does not exceed either the purchase price or the fair market value of the asset acquired and, provided further, the aggregate principal amount of the indebtedness secured by such liens and the aggregate principal amount of the indebtedness incurred in connection with the capital leases set forth in subsection (vii) hereof, does not exceed $1,000,000 in the aggregate.

         8.2 Name or Identity Change. Change any Borrowers' name, business structure, or identity, or add any new fictitious name or create any Subsidiaries.

         8.3 Guaranties. Subject to the provisions of Section 8.5 hereof, guarantee or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payments for deposit to the general account of Borrowers or which are transmitted or turned over to Agent.

         8.4 Change in Business. Enter into any business not related to Borrowers' present businesses or make any change in any Borrowers' financial structure or in any of its business objectives, purposes, or operations which could adversely affect the ability of such Borrower to repay the Obligations, the value of the Collateral or Agent's rights and remedies hereunder, or create any Subsidiary.

         8.5 Loans and Investments. Make any advance, loan, investment or material acquisition of assets other than (without duplication, the following):

                  (a) the purchase by Westell Technologies, Inc., from time to time during the term of this Agreement, of shares of CPI in transactions having an aggregate purchase price not to exceed $200,000 for all such transactions, from departing employees of CPI who owned such shares as of October 31, 1999;

                  (b) Acquisitions in an amount less than $4,000,000 per Acquisition and Acquisitions not exceeding $12,000,000 in the aggregate during the term of this Agreement; provided, that: (a) the Person whose stock or assets is being acquired shall be in substantially the same line of business as Borrowers, (b) after giving effect to the Acquisition, there shall exist no Potential Default or Event of Default, (c) immediately after giving effect to such acquisition, the Borrowers are in pro forma compliance with all the financial ratios and restrictions set forth in Section 11, and (d) the Person whose stock or assets is being acquired shall have consented to such Acquisition. Any Acquisitions in an amount in excess of $4,000,000 shall require the prior written approval of the Majority Lenders.

                  (c) contributions by a Borrower to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

                  (d) in the ordinary course of business, Investments by the Borrowers in any Subsidiary or by any Subsidiary in the Borrowers, by way of intercompany loans, advances or guaranties;

                  (e) Cash Equivalent Investments;

                  (f) bank deposits in the ordinary course of business; provided that the aggregate amount of all such deposits (excluding amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties) which are maintained with any bank other than a Lender shall not at any time exceed $100,000;

                  (g) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors; and

                  (h) Investments listed on Schedule 8.5;

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b) or
(d) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Uncured Default exists.

         8.6 Indebtedness. Incur any Indebtedness, other than (i) the Obligations of the Borrowers hereunder; (ii) additional Indebtedness shown on
Schedule 8.6 hereto; (iii) Indebtedness arising or accruing in the ordinary course of business which Indebtedness does not give rise to a Lien or other security interest, other than a Permitted Lien; and (iv) Indebtedness arising under a Swap Contract.

         8.7 Prepayments. (i) Prepay any Indebtedness for money borrowed by any Borrower or any Indebtedness secured by any of their assets (except for the Obligations), (ii) enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are amended or modified in a manner which would accelerate its payment.

         8.8 Affiliate Transactions. Enter into any agreement or arrangement, written or oral, directly or indirectly, with an Affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an Affiliate, except upon fair and reasonable terms no less favorable to the Borrowers than terms in a comparable arm's length transaction with an unaffiliated Person and except for existing intercompany debt.

         8.9 Consolidations, Mergers. Merge or consolidate with any other Person, and no Borrower shall dissolve, enter into any joint venture or become a partner in any partnership.

         8.10 Transactions Not in the Ordinary Course; Liquidations. Enter into any transaction not in the usual course of Borrowers' business or adopt or undertake a plan of liquidation or dissolution.

         8.11 Suspension of Business. Suspend or terminate the transaction of its business or abandon the Collateral.

         8.12 Distributions. Pay, directly or indirectly, any cash, stock or other securities or property dividends or distributions to its shareholders, or, purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, except in accordance with the terms of the CPI Stock Option Plan requiring the redemption by CPI of the shares of its stock under the circumstances set forth therein.

         8.13 ERISA. Adopt or agree to contribute to any Pension Plan that is intended to be tax-qualified under Section 401 (a) of the IRC, except for those Plans currently in effect on the date hereof and listed on Schedule 8.13.

         8.14 Change of Control. Undergo a Change of Control or the transfer of interests in Borrowers or any partnerships or other entities which are direct or indirect equity holders or beneficial owners of Borrowers (each of the foregoing, a "Change of Control Event").

         8.15 Bank Accounts. Establish any depository, operating or other account at any financial institution other than LaSalle or any of the other Lenders.

         8.16 Operating Lease Obligations. Create or suffer to exist any obligations for the payment of rent for any property under any Operating Lease in an amount not to exceed (i) $6,500,000 in the aggregate during their 2001 Fiscal Year, (ii) $7,000,000 in the aggregate during their 2002 Fiscal Year,
(iii) $7,500,000 in the aggregate during their 2003 Fiscal Year and during any Fiscal Year thereafter.

         8.17 Capital Expenditures. Make or incur any Capital Expenditures in excess of (i) $27,000,000 during their 2001 Fiscal Year, (ii) $21,000,00 during their 2002 Fiscal Year, and

(iii) $25,000,000 during their 2003 Fiscal Year.

         8.18 Inconsistent Agreements. Enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrowers hereunder or by the performance by the Borrowers of any of their obligations hereunder or under any other Loan Document, (b) prohibit the Borrowers from granting to the Agent, for the benefit of the Lender, a Lien on any of their assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Borrowers or any other applicable Subsidiary, or pay any Indebtedness owed to the Borrowers or any other Subsidiary, (ii) make loans or advances to the Borrowers or (iii) transfer any of its assets or properties to the Borrowers.

         8.19 Business Activities. Engage in, nor permit any Subsidiary to engage in, any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

         8.20 Fiscal Year. Change its Fiscal Year.

9.       AFFIRMATIVE COVENANTS - GENERAL

         So long as any Obligations are outstanding or any Commitment remains outstanding, each Borrower covenants and agrees that:

         9.1 Payments. The Borrowers shall pay, or cause to be paid, when due all principal and interest under the Notes and all other Obligations in respect of this Agreement, the Notes and the Loan Documents.

         9.2 Taxes. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, any Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency, except those assessments and taxes the validity of which is being contested in good faith by appropriate proceedings, do not impair the priority of Agent's liens on the collateral and as to which such Borrowers shall have set aside adequate reserves (as determined by Agent). Borrowers will make timely payment or deposit of all FICA payments and withholding taxes required of them by applicable laws, and will, upon request, furnish Agent with proof satisfactory to it that Borrowers have made such payments or deposits. Agent may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency.

         9.3 Insurance. The Borrowers shall, at their own expense, maintain and provide satisfactory evidence to the Lenders as to, insurance on the Collateral and other business Properties, all in such form, substance and amounts and with such insurance companies or associations acceptable to the Agent in its discretion, reasonably exercised, and any insurance policies issued in connection with the above shall contain endorsements which name the Agent as additional insured and lender loss payee, as its interest may appear, with respect to all of the Collateral and which provide that said policies shall not be cancelled, terminated, amended or modified without thirty (30) days' prior written notice to the Agent and that no act or default of the Borrowers or any Person shall affect the right of the Agent to recover under such policies in case of loss or damage. Agent hereby approves of Borrowers' current insurance coverage. The Borrowers shall deliver to the Agent a copy of the insurance policies and certificates for each such policy of insurance. The Borrowers shall notify the Agent within thirty (30) days of obtaining any new policy or increase of coverage under any existing policy. The Borrowers hereby irrevocably appoint, designate and constitute the Agent and its officers, employees and agents, as the Borrowers' attorney-in-fact for the purpose of making, settling and adjusting, in good faith, claims in excess of $100,000 under any and all such insurance policies and of endorsing the Borrowers' names on any checks, drafts, instruments or other items of payment received by any Borrower or the Agent pursuant to such insurance policies. If the Borrowers fail to maintain any insurance or policies of insurance as required above, or fail to pay any premium related thereto, the Agent may obtain or pay the same, but shall be under no obligation to do so. In the event the Agent obtains such insurance, all sums so paid and any expenses incurred in connection therewith shall be part of the Obligations payable by the Borrowers to the Agent on demand as an Out-of -Pocket Expense. The Borrowers shall also maintain in effect, in addition to the above mentioned insurance covering the Collateral, such other insurance in such amounts with such insurers and covering such risks as now maintained by the Borrowers and shall, upon request by the Agent, provide the Agent with certificates or policies evidencing such insurance, with Agent named as "Lender's Loss Payee". In the event that any insurance proceeds received by the Agent pursuant to this Section 9.3 exceed the amounts necessary to repay all Indebtedness of the Agent with respect to the Collateral to which such insurance proceeds relate, the Agent shall return to the Borrowers the amount of such excess.

         9.4 Litigation. The Borrowers shall immediately notify Agent in writing of (i) any suit in law or equity or administrative proceeding involving money or property, and seeking damages in excess of $100,000, and (ii) otherwise which may materially and adversely affect Borrowers' operations, financial condition or business or Agent's security interest in any of the Collateral.

         9.5 Books and Records. Each Borrower at all times hereafter shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions with-respect to or in relation to the business and affairs of such Borrower, and shall maintain a standard and modern system of accounting, in accordance with Generally Accepted Accounting Principles with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as may from time to time be reasonably requested by Agent. Borrowers shall notify Agent in writing if any Borrower modifies or changes its method of accounting or enters into, modifies, or terminates any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrowers' accounting records; provided, that such accounting firm and/or service bureau agrees to provide to Agent information regarding the Collateral and Borrowers' financial condition. Borrowers agree to permit Agent, or any of the Lenders, and any of their employees, officers or agents, at all times after the occurrence of an Event of Default, and otherwise upon three (3) Business Days' prior notice, during Borrowers' usual business hours, or the usual business hours of third Persons having Control thereof, to have access to and examine all of Borrowers' Books relating to the Collateral, the Obligations, Borrowers' financial condition and the results of Borrowers' operations, and, in connection therewith, permit Agent or any of its agents, employees or officers to copy and make extracts therefrom.

         9.6 Compliance with Laws. Borrowers shall comply in all material respects with all Federal, State, local and foreign laws, rules and regulations, including, but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment, payroll or social security taxes and pension funds and retirement benefit programs as required by ERISA.

         9.7 Expense Reimbursements. Borrowers shall immediately and without demand, reimburse Agent for all sums expended by Agent which constitute Out-of-Pocket Fees and Costs and Borrowers hereby authorize and approve all advances and payments by Agent for items constituting Out-of-Pocket Fees and Costs. Agent shall make all good faith reasonable attempts to notify Borrowers of such reimbursement, but the failure of Agent to so notify Borrowers shall impose no obligation or liability of any kind upon Agent. Borrowers shall pay all costs and expenses of Agent or Lender, including, without limitation, attorney's fees and expenses, incurred in connection with enforcing this Agreement or any Loan Document. Agent may charge any or all of such amounts expended to Borrowers' Loan Account and such amounts shall be part of the Obligations subject to interest at the Reference Rate Option or Default Rate, as applicable.

         9.8 ERISA Reportable Events. Borrowers shall furnish to Agent: (a) as soon as possible, but in no event later than thirty (30) days after any Borrower knows or has reason to know that any Reportable Event with respect to any Benefit Plan has occurred, a statement of the Chief Financial Officer of such Borrower setting forth the details concerning such Reportable Event and the action which Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, if a copy of such notice is available to Borrowers; (b) promptly after the filing thereof with the United States Internal Revenue Service or the PBGC, copies of each annual report with respect to each Benefit Plan; (c) promptly after receipt thereof, a copy of any notice of any potential material liability, adverse determination letter, ruling or opinion any Borrower may receive from the PBGC or the Internal Revenue Service with respect to any Benefit Plan; (d) when the same is made available to participants in a Benefit Plan, all notices of a significant reduction in the rate of benefit accrual or plan termination to the participants by the administrator of such Benefit Plan; and (e) promptly after receipt thereof, any notice from any Multiemployer Plan to which any Borrower or any ERISA Affiliate of such Borrower contributes which quantifies any actual or potential withdrawal liability which will or may be imposed upon the withdrawal of any Borrower or any ERISA Affiliate of such Borrower from such Multiemployer Plan.

         9.9 Preservation of Corporate Existence. Each Borrower shall preserve and maintain in full force and effect: (i) its corporate existing and good standing under the laws of the state of its incorporation; and (ii) all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business. Each Borrower will generally continue the substantially same lines of business as those being presently conducted and related businesses in the telecommunications area.

         9.10 Instruments and Chattel Paper. Upon the written request of Agent, the Borrowers will stamp or otherwise mark all chattel paper and Instruments now owned or hereafter acquired by any of them, in which the Agent has a first and prior perfected security interest, to reflect that the same are subject to the Agent's security interest and will immediately thereafter deliver or cause such chattel paper and Instruments to be delivered to the Agent or its agent, with appropriate endorsement, assignment or stock power transfer or assignment, with full recourse to the Borrowers, to vest title and possession in the Agent.

         9.11 Leases. Each Borrower shall maintain and comply in all material respects with all leases covering the property used by such Borrower in accordance with their terms so as to prevent any default thereunder which may result in the exercise or enforcement of any landlord's or other lien against such Borrower unless such Borrower is contesting in good faith, by an appropriate proceeding, the validity, amount or imposition of any lease charges or expenses while maintaining reserves, deemed adequate by the Agent in its sole and complete discretion to cover the above, and such contest does not have or cause material adverse changes in any Borrower's financial condition or operations and does not impair any Borrower's ability to perform the Obligations.

         9.12 Defense of Collateral. The Borrowers shall pay, or cause to be paid, when due, all material Indebtedness, lawful claims or demands with respect to the Collateral which, if unpaid, might result in, or permit the creation of, any Lien or encumbrance on the Collateral, including, without limitation, all lawful claims for labor, materials and supplies, and, in general, do and cause to be done, everything reasonably necessary to fully preserve the rights and, interests of Agent under this Agreement and the other Loan Documents. In addition, the Borrowers shall at all times defend Agent's rights and interests in and to the Collateral, and the priority position of said rights and interests against any and all claims of any person adverse to Agent and take all necessary or appropriate actions to give effect to Agent's priority of rights and interests contemplated by this Agreement and the other Loan Documents.

         9.13 Environmental Matters - Indemnification. Borrowers shall take or cause to be taken all actions which are reasonably necessary, in the judgment of the Agent, to comply in all material respects with the requirements of all Environmental Laws including, without limitation, all filing and reporting requirements thereof. Borrowers hereby agree to indemnify, hold harmless and reimburse Agent and the Lenders for any and all loss, damage, expenses or costs of any kind or nature arising out of or incurred in connection with any prior, existing or future violations by Borrowers of any Environmental Laws.

         9.14 Ownership of CPI. Westell Technologies, Inc. shall at all times own, beneficially and of record, at least fifty-one percent (51%) of the issued and outstanding stock of CPI.

         9.15 SEC Filings. Borrowers shall make all filings required by the SEC no later than the due date of each such required filing.

         9.16 Employee Benefit Plans. Maintain each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

         9.17 Environmental Matters. (a) If any Release or Disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of the Borrowers, the Borrowers shall cause the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrowers shall comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Borrowers or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Materials.

                  (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Borrowers shall dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

                  9.18 Reports to the SEC and to Shareholders. Within ten (10) Business Days of the filing or sending thereof, copies of all regular, periodic or special reports of the Borrowers or any Subsidiary filed with the SEC; copies of all registration statements of the Borrowers or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

10.      AFFIRMATIVE COVENANTS - REPORTING

         Borrowers shall furnish or cause to be furnished to Agent and the Lenders the following:

         10.1 Borrowing Base Certificate; Aging Reports. As soon as practicable and in any event within thirty (30) days following the end of each month, Borrowers shall provide Agent with (i) a Borrowing Base Certificate in the form of Exhibit A hereto; (ii) an Aging Report; and (iii) an Inventory Report.

         10.2 Compliance Certificate. As soon as practicable and in any event within forty-five (45) days following the end of each Fiscal Quarter, a certificate reflecting Borrowers' compliance with the financial covenants set forth in Section 11 of this Agreement. Such certificate shall be in a form and with such specificity as is satisfactory to Agent and shall contain such additional information as Agent may reasonably require concerning financial covenant calculations included, described or referred to in such certificate and any other documents in connection therewith requested by Agent.

         10.3 Financial Statements. Borrowers shall further cause to be furnished to Agent:

                  (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days following the end of Fiscal Quarter;
(i) statements of income and statements of cash flow of Borrowers for each such Fiscal Quarter and for the period from beginning of the then current Fiscal Year of Borrowers to the end of such Fiscal Quarter; (ii) balance sheets of Borrowers as of the end of such Fiscal Quarter; and (iii) with respect to such statements of income and balance sheets, prepared on a consolidated basis, setting forth in comparative form, figures for the corresponding periods in the preceding fiscal year of Borrowers, all in reasonable detail and certified by the Chief Financial Officer of Westell

Technologies, Inc. that such statements fairly present the financial condition of Borrowers in accordance with Generally Accepted Accounting Principles, subject to changes resulting from normal year-end adjustments and the absence of footnotes, together with detailed computations of Borrowers' compliance with the covenants set forth in this Agreement.

                  (b) Yearly Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year of Borrowers, (i) consolidated statements of income of Borrowers for such Fiscal Year, and a balance sheet of Borrower as of the end of such Year, and (ii) statements of cash flow of Borrower for such Year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the ends of the preceding Fiscal Year of Borrowers, all in reasonable detail and in scope in accordance with audits performed for Borrowers in prior years and examined and certified by independent certified public accountants of recognized national standing selected by Borrowers and satisfactory to Agent, whose opinion shall be unqualified and shall be in scope in accordance with audits performed for Borrowers in prior years, in form and substance satisfactory to Agent, together with a copy of Borrowers' 10-K, as filed with the Securities and Exchange Commission. Together with each delivery of such annual financial statements, Borrowers shall deliver to Agent a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Event of Default, or, if such accountants have obtained knowledge of an Event of Default, specifying the nature and period of existence thereof.

                  (c) Form 10-Q. As soon as practicable and, in any event, within forty-five (45) days after the end of each Fiscal Quarter, beginning with the quarter ended June 30, 2000, a copy of Borrower's 10-Q, as filed with the Securities and Exchange Commission.

                  (d) Interim Reports. Promptly upon receipt and, in any event, within fifteen (15) days after receipt thereof, copies of all interim and supplemental financial reports submitted to the Borrowers by independent certified public accountants in connection with any interim review of the books and records of the Borrowers made by such accountants, if any.

                  (e) Events of Default. Together with the financial statements for each Fiscal Year, a certificate of Borrowers executed by an authorized officer of Borrowers stating whether any Event of Default, or Potential Default, currently exists and is continuing and what action, if any, the Borrowers are taking or propose to take with respect thereto.

                  (f) Budget. As soon as practicable and, in any event, prior to Borrowers' Fiscal Year-end, a budget for the following Fiscal Year.

                  (g) Notice of Events of Default. Promptly after the occurrence thereof, notice, in writing, of any Event of Default, or Potential Default, and what action, if any, the Borrowers are taking or propose to take with respect thereto.

                  (h) Change in Location. Notice of any change in location of any places of business or the Chief Executive Office Location of the Borrowers or of the Additional Inventory

Locations of the Borrowers at least five (5) Banking Days prior to such change.

                  (i) Adverse Change. Promptly after the occurrence thereof, notice, in writing, of any other matter which has resulted in, or might result in, a materially adverse change in the financial or other condition or operations of any Borrower or its ability to fully perform its Obligations under the terms and conditions of this Agreement and the Loan Documents or its ability to repay the Notes.

                  (j) Other Information. With reasonable promptness, such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrowers, as the Lenders may from time to time reasonably request in writing.

                  (k) Other Default. Promptly after the occurrence thereof, notice, in writing, of any material default under any obligation of any Borrower secured by a Permitted Lien and what action, if any, the Borrowers are taking or propose to take with respect thereto.

All financial statements delivered to Agent and the Lenders pursuant to the requirements of this subsection (except where otherwise expressly indicated) shall be prepared in accordance with Generally Accepted Accounting Principles as provided in this Agreement.

         10.4 Accounting Information. Borrowers authorize Agent and Lenders to discuss the financial condition of Borrowers with Borrowers' independent public accountants and agree that such discussion or communication shall be without liability to either Agent or Borrowers' independent public accountants. Prior to the occurrence of a Potential Default or Event of Default, Agent and any Lender shall use its best efforts to notify Borrowers of Agent's and such Lender's discussions with Borrowers' accountants. Borrowers shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this subsection, and authorizing Agent to rely on financial statements of Borrowers issued by such accountants, which letter shall be acknowledged and consented to in writing by such accountants.

         10.5 Other Information and Changes. Borrowers shall promptly supply Agent and Lenders with such other information concerning their affairs as Agent and any Lender may request from time to time hereafter, and shall promptly notify Agent of any material adverse change in Borrowers' financial condition and of any condition or event which constitutes a breach of or an Event of Default under this Agreement.

11.      AFFIRMATIVE COVENANTS - FINANCIAL

         11.1 Interest Coverage Ratio. Borrower shall have (i) Fiscal Year-to-date Interest Coverage Ratio of not less than 3.00:1.00 on September 30, 2000 and of not less than 3.50:1.00 on December 31, 2000, and (ii) an Interest Coverage Ratio, measured on a rolling basis as of the end of each calendar quarter, including such calendar quarter and the three (3) consecutive calendar quarters immediately preceding such calendar quarter, commencing January 1, 2001 and at all times thereafter of 4.00:1.00.

         11.2 EBITDA. Borrowers shall have (i) a minimum Fiscal Year-to-date EBITDA of not less $6,500,000 on September 30, 2000, and of not less than $11,250,000 on December 31,

2000, and (ii) on each date set forth below, a minimum EBITDA of not less than the EBITDA set forth opposite such date set forth below, measured on a rolling twelve-month basis as of the end of the Fiscal Quarter ending on such date:

         Date                                               EBITDA
         ----                                               ------

         March 31, 2001                                     $17,000,000
         June 30, 2001                                      $21,500,000
         September 30, 2001                                 $29,250,000
         December 31, 2001                                  $32,000,000
         March 31, 2002                                     $35,500,000
         June 30, 2002                                      $37,000,000
         September 30, 2002                                 $38,500,000
         December 31, 2002                                  $40,000,000
         March 31, 2003                                     $42,000,000
         June 30, 2003                                      $42,000,000


         11.3 Net Worth. Borrowers shall maintain at all times, measured on a quarterly basis, a Net Worth of not less than (i) $250,000,000 plus (ii) fifty percent (50%) of Borrowers' positive Net Income for each Fiscal Quarter ending on and after September 30, 2000.

12.      EVENTS OF DEFAULT

         Any one or more of the following shall constitute an Event of Default by Borrowers under this Agreement:

         12.1 Payment. If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations owing to Agent or Lenders (whether of principal, interest, taxes, reimbursement of Out-of-Pocket Fees and Costs, or otherwise) which is not cured within five (5) days of when due or payable.

         12.2 Non-Compliance with Loan Documents.

                  (a) Failure by the Borrowers to comply with or to perform any covenant set forth in Sections 8.1, 8.5, 8.6, 8.9, 8.12, 9.4, 9.8, 9.9, 11.1,
11.2, or 11.3; or

                  (b) Failure by the Borrowers to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 12) and continuance of such failure described in this clause (b) for 30 days.

         12.3 Breach of Representation. If any warranty or representation now or hereafter made by any Borrower hereunder or by any other party to the Loan Documents under the Loan Documents, is untrue or incorrect in any material respect or fails to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances in which it was made, or any schedule, certificate, statement, report, financial data, notice or writing furnished to the Agent at any time by the Borrowers or by a party or signatory to the Loan Documents is untrue or incorrect in any material respect or fails to state a material fact needed to make the foregoing not misleading in light of the circumstances in which the foregoing were furnished, on the date as of which the facts set forth therein are stated or certified.

         12.4 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Borrowers with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

         12.5 Pension Plans. (i) Institution of any steps by the Borrowers or any other Person to terminate a Pension Plan if as a result of such termination the Borrowers could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan.

         12.6 Judgments. If any judgment or order requiring payment of monies in excess of $250,000 which is not covered by insurance, shall be rendered against any Borrower, and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution thereof or posting of a bond pending appeal.

         12.7 Insolvency and Related Proceedings. If any Borrower (i) authorizes or makes an assignment for the benefit of creditors; (ii) generally shall not pay its debts as they become due; (iii) shall admit in writing its inability to pay its debts generally as they come due; or (iv) shall authorize or commence (whether by the entry of an order for relief or the appointment of a receiver, trustee, examiner, custodian or other similar official therefor or for any part of its property) any proceeding or voluntary case under any bankruptcy, reorganization, insolvency, dissolution, liquidation, adjustment or arrangement of debt, receivership or similar Laws or if such proceedings are commenced or instituted, or an order for relief or approving any petition commencing such proceedings is entered against such Borrower, and such Borrower, by any action or failure to act, authorizes, approves, acquiesces, or consents to the commencement or institution of such proceedings, and such proceedings are not dismissed within forty-five (45) days after the date of filing, commencement or institution.

         12.8 Material Agreements. If any Borrower defaults, or a default or an event of default occurs, under or in the performance of any material agreement, document or instruments, whether for borrowed money or otherwise, and such default, breach, or event of default continues beyond any applicable grace period thereunder and the effect of which shall be to cause the holder of such obligation, agreement, document or instrument, or the person to whom such obligation is owed to cause such obligation to become due prior to its stated maturity or otherwise accelerated.

         12.9 State Action. If any proceeding is instituted or commenced by any state or officer thereof, including the States of Illinois or Delaware, the Secretary of State of Illinois or the State of Delaware, or the Secretary of State of or any commission or other instrumentality of the State of Illinois or Delaware, seeking a forfeiture of any Borrower's Articles of Incorporation or certificate of authority to transact business as a foreign corporation or of a license or permit held by any Borrower necessary to the conduct of its business, and such Borrower shall fail to vacate any order entered in such proceeding within thirty (30) days; or if any Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs.

         12.10 Tax Liens. If a notice of lien, levy or assessment other than a Permitted Lien, is filed or recorded with respect to all or a substantial part of the Collateral owned by any Borrower by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one or more of the foregoing become a lien other than a Permitted Lien, upon all or a substantial part of the Collateral owned by any Borrower unless such notice or lien is removed within thirty (30) days after filing or recording of such notice or becoming such lien.

         12.11 Insurance. If any insurer of any policy of insurance respecting a material portion of the Collateral issues any notice of cancellation of such a policy, or any such policy is allowed to lapse, and in either case, is not replaced by a substitute policy having an effective date prior to or contemporaneous with such cancellation or lapse.

         12.12 Change of Control. If (a) during any period of 24 consecutive months individuals who at the beginning of such period constituted the Boards of Directors of Borrowers (together with any new directors whose election to such Boards or whose nomination for election by the stockholders of the Borrowers was approved by a vote of a majority of the directors then sill in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Boards of Directors of Borrowers then in office or (b) if the Voting Trust ceases to own, both legally and beneficially, at least fifty-one percent (51%) of the issued and outstanding voting stock of Westell Technologies, Inc.

13.      RIGHTS AND REMEDIES

         13.1 Rights and Remedies Generally. Upon the occurrence of an Event of Default by Borrowers under this Agreement and notice thereof by Agent to Borrowers, except as hereinafter provided, Agent may, with the consent of the Majority Lenders or under Section 17(c) hereof, and shall at the direction of the Majority Lenders, at its sole election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by Notes, or otherwise, immediately due and payable; provided, that all Obligations shall be immediately due and payable without notice or demand upon an Event of Default under Section 12.7;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrowers and Agent or

Lenders; provided that Lenders shall cease advancing money or extending credit immediately without notice upon an Event of Default under Section 12.7;

                  (c) Implement any reserves against Revolving Loan Availability or availability for loans under any other agreement between Borrowers and Agent or Lenders that Agent or Lenders shall deem appropriate in their sole discretion from time to time;

                  (d) Terminate this Agreement as to any future liability or obligation of Agent or Lenders but without affecting Agent or Lender's rights and Lien in the Collateral and without affecting the Obligations owing by Borrowers to Agent or Lenders;

                  (e) Without notice to or demand upon Borrowers, make such payments and do such acts as Agent considers necessary or reasonable to protect its Lien in the Collateral. Borrowers agree to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at such location as Agent may designate. Borrowers authorize Agent to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien which in the opinion of Agent appears to be prior or superior to its Lien and to pay all expenses incurred in connection therewith;

                  (f) Agent is hereby granted a license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, logo, trade secrets, trade names, trademarks, customer lists and advertising matter, or any property of a similar nature; as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to Agent's benefit;

                  (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

                  (h) Sell some or all of the Collateral at either public or private sales, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as is commercially reasonable in the opinion of Agent. It is not necessary that the Collateral be present at any such sale;

                  (i) Agent shall give notice of the disposition of the Collateral as follows:

                       (i) Agent shall give Borrowers and each holder of a Lien in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                       (ii) The notice to Borrowers shall be personally delivered or mailed, postage prepaid, as provided in Section 16, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the

                  Collateral is perishable or threatens to decline speedily in value. Notice to Persons other than Borrowers claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent; and

                       (iii) If the sale is to be a public sale; Agent shall
                  also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

Agent may bid in any way permitted by applicable law and purchase at any public sale;

                  (j) Borrowers shall pay all Out-of-Pocket Fees and Costs incurred in connection with Agent's or any Lenders' enforcement and exercise of any of their rights and remedies as herein provided, whether or not suit is commenced by Agent; and/or

                  (k) Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third parties, to Borrowers by Agent.

         13.2 Rights Cumulative. Agent's and Lenders' rights and remedies under this Agreement, all other Loan Documents and all other agreements with Borrowers shall be cumulative. Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Agent or Lenders of one right or remedy shall be deemed an election, and no waiver by Agent or Lenders of any default on Borrowers' part shall be deemed a continuing waiver. No delay by Agent or Lenders shall constitute a waiver, election or acquiescence by it.

14.      TAXES AND EXPENSES REGARDING THE COLLATERAL

         If Borrowers fail to pay promptly when due to any other Person, monies which Borrowers are required to pay by reason of any provision in this Agreement (including without limitation for any tax, expense or with respect to any Lien), or to promptly contest same by proper proceedings diligently pursued, provided such contest will not result in the impairment of the validity or priority of Agent's lien on the Collateral, Agent may, but need not, pay the same and charge Borrowers' account therefor, and Borrowers shall promptly reimburse Agent. All such sums shall become additional Obligations owing to Agent, shall bear interest at the applicable interest rate hereunder and shall be secured by the Collateral. Any payments made by Agent shall not constitute: (i) an agreement by Agent to make similar payments in the future, or (ii) a waiver by Agent of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing, and the receipt of any other notice with respect to all other such monies due hereunder shall be prima facie evidence that the same was validly due and owing.

15.      CERTAIN WAIVERS

         15.1 Application of Payments. Borrowers waive the right to direct the application of any and all payments at any time or times hereafter received by Agent on account of any Obligations owed by Borrowers, including without limitation amounts received which are the proceeds of any insurance policy, and Borrowers agree that Agent shall have the continuing exclusive right to apply and reapply such payments in any manner as Agent may deem advisable, notwithstanding any entry by Agent upon its books.

         15.2 Demand, etc. Except as otherwise provided herein, Borrowers waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of nonpayment at maturity, notice of intent to accelerate, and notice of acceleration, notice prior to Agent's taking possession or control of any of the Collateral, or any bond or security which might be required by any court prior to allowing Agent to exercise any of Agent's remedies, including the issuance of an immediate writ of possession, the release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Agent on which Borrowers may in any way be liable, the benefit of all valuation, appraisement and exemption laws, and any right to require a marshaling of assets by Agent or to require that Agent first resort to some or any portion of any Collateral before sale, foreclosure or realization on any other portion thereof.

         15.3 Risk of Loss Regarding Collateral. Neither Agent nor Lenders shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause, including without limitation, lost profits, incidental or consequential damages; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person whomsoever. Except where occasioned by gross negligence or willful misconduct of Agent or Lenders, all risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

         15.4 Confidentiality. Borrowers authorize their accounting firm and/or service bureau to provide Agent with such information requested by Agent pursuant to or in accordance with this Agreement, and authorizes Agent to contact directly any such accounting firm and/or service bureau in order to obtain such information. Agent shall notify Borrowers prior to contacting such accounting firm or service bureau, but in no event shall Agent be liable to Borrowers for failure to provide such notice.

16.      NOTICES

         Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, arid shall be addressed to the party to be notified as follows:

         If to Agent at:            LaSalle Bank National Association
                                    135 South LaSalle Street
                                    Chicago, Illinois  60603
                                    Attention:  Ms. Stephanie Patterson
                                    Facsimile:  312-904-6546
                                    Telephone: 312-904-2771

         If to LaSalle at:          LaSalle Bank National Association
                                    135 South LaSalle Street
                                    Chicago, Illinois  60603
                                    Attention:  Ms. Stephanie Patterson

         With copies to:            Jenner & Block
                                    One IBM Plaza
                                    Chicago, Illinois  60611
                                    Attention:  Rochelle P. Slater
                                    Facsimile:  312-840-7722
                                    Telephone: 312-923-2722

         If to Harris at:           Harris Trust and Savings Bank
                                    111 West Monroe Street
                                    Chicago, Illinois  60690
                                    Attention:  M. James Barry, III
                                    Facsimile:  312-293-4856
                                    Telephone: 312-461-2781

         With copies to:            Chapman & Cutler
                                    111 W. Monroe Street, Suite 1700
                                    Chicago, Illinois  60603
                                    Attention:  Steven Hastings
                                    Facsimile:  312-701-2361
                                    Telephone: 312-845-2958

         If to Borrower at:         Westell Technologies, Inc.
                                    750 North Commons Drive
                                    Aurora, Illinois  60504
                                    Attention:  Ms. Amy Forster
                                    Facsimile:  630-375-4940
                                    Telephone: 630-375-4271

         With copies to:            McDermott, Will & Emery
                                    227 West Monroe Street
                                    Chicago, Illinois  60606
                                    Attention:  Neal J. White and Lauretta Moran
                                    Facsimile:  312-984-3651
                                    Telephone: 312-984-7579 (White)
                                               312-984-6933 (Moran)

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail, and notice telecopied as provided in clause (iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause
(iii) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

17.      AGENT

         17.1 Appointment and Authorization.

                  (a) Each Lender hereby irrevocably (subject to Section 17.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                  (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Section 17 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 17, included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

         17.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         17.3 Liability of Agent. None of the Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrowers or any Subsidiary or Affiliate of the Borrowers, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers or any of the Borrowers' Subsidiaries or Affiliates.

         17.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or all of the Lenders if so required by Section 21.3) as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all of the Lenders if so required by Section 21.3) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         17.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Uncured Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Event of Default or Uncured Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Uncured Default as may be requested by the Majority Lenders in accordance with Section 13; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Uncured Default as it shall deem advisable or in the best interest of the Lenders.

         17.6 Credit Decision. Each Lender acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Borrowers and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent,, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrowers which may come into the possession of the Agent.

         17.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all losses, claims, damages, costs, expenses and liabilities ("Losses"); provided that no Lender shall be liable for any payment to any such Person of any portion of the Losses resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral, termination of this Agreement and the resignation or replacement of the Agent.

         17.8 Agent in Individual Capacity. LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers arid their Subsidiaries and Affiliates as though LaSalle were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though LaSalle were not the Agent and the Issuing Bank, and the terms "Lender" and "Lenders" include LaSalle and its Affiliates, to the extent applicable, in their individual capacities. 17.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall, with (so long as no Event of Default exists) the consent of the Borrowers (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to, the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 and Sections 2.11 and 20 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

         17.10 Collateral Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Agent pursuant to the Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrowers hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 21.3, if approved, authorized or ratified in writing by the Majority Lenders; or
(b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by clause (vii) of Section 8.1 (it being understood that the Agent may conclusively rely on a certificate from the Borrowers in determining whether the Debt secured by any such Lien is permitted by Section 8.6). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 17.10.

18.      ASSIGNMENTS; PARTICIPATIONS

         18.1 Assignments. Any Lender may, with the prior written consents of the Issuing Bank and the Agent and (so long as no Event of Default exists) the Borrowers (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Lender to one of its Affiliates), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Lender's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender's Pro Rata Share of the Revolving Commitment and (ii) $5,000,000; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrowers would be obligated to pay any greater amount under Sections 2.18, 2.20, 2.21, 2.22, or
2.23 to the Assignee than the Borrowers are then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Borrowers will not be required to pay the incremental amounts) and (b) the Borrowers and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (x) five Business Days (or such lesser period of time as the Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Borrowers and the Agent by such assigning Lender and the Assignee,

                  (y) the assigning Lender and the Assignee shall have executed and delivered to the Borrowers and the Agent an assignment agreement substantially in the form of Exhibit G (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

                  (z) except in the case of an assignment by a Lender to one of its Affiliates, the assigning Lender or the Assignee shall have paid the Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Borrowers shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Loan Commitment and, if the assigning Lender has retained a Commitment hereunder, a replacement Note in the principal amount of the Pro Rata Share of the Revolving Loan Commitment retained by the assigning Lender (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Lender). Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrowers. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section
18.1 shall be null and void.

         Notwithstanding the foregoing provisions of this Section 18.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

         18.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in Section 21.3(b). Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 2.6. The Company also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.20, 2.21, 2.22, and 2.23 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Sections 2.18, 2.20, 2.21, 2.22, or
2.23 than would have been paid to the participating Lender if no participation had been sold).

19.      CHOICE OF LAW AND VENUE

         This Agreement shall be deemed to have been made in the State of Illinois and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of Illinois. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Cook, State of Illinois. Each Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief. Each Borrower consents that all service of process upon it be made by registered mail or messenger directed to it at the address set forth in Section 16 above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) Business Days after the same shall have been posted to Borrowers' address by Borrowers' agent as set forth below. Nothing contained in this Section 19 shall affect the right of Agent or Lenders to serve legal process in any other manner permitted by law or affect the right of Agent or Lenders to bring any action or proceeding against Borrowers or their property in the courts of any other jurisdiction.

20.      INDEMNITY

         Borrowers shall indemnify, hold harmless and defend Agent, Lenders and their directors, officers, agents, counsel and employees ("Indemnified Persons") from and against all Losses, whether such Losses arise or notice thereof is received by Agent or Lenders during the Initial Term or any renewal term or after termination of this Agreement, incurred by any of them arising principally out of or relating to this Agreement or any other transaction contemplated hereby other than arising out of any intercreditor relationship between Agent and Lenders or between Lenders and any Participant or subordinated debt holder and except for any such losses caused by the gross negligence or willful misconduct of such Indemnified Persons, and shall reimburse Agent or Lenders and each other Indemnified Person for any expenses including in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether any Indemnified Person is a party thereto. Each Indemnified Person may select its own counsel with respect to any Losses, in addition to any Borrowers' counsel, and shall be indemnified therefor hereunder.

21.      GENERAL PROVISIONS

         21.1 Acceptance. This Agreement shall be binding and deemed effective when executed by Borrowers and accepted and executed by Agent and Lenders.

         21.2 Binding Agreement. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights hereunder without Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Agent shall release Borrowers from their Obligations to Agent or Lenders.

         21.3 Waiver and Amendment.

                  (a) Agent's or Lenders' failure, at any time or times hereafter, to require strict performance by Borrowers of any provisions of this agreement or the Revolving Loan Notes shall not waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or Lenders of a Potential Default or Event of Default by Borrowers under this Agreement or the Revolving Loan Notes shall not suspend, waive or affect any other Potential Default or Event of Default by Borrowers under this Agreement, or the Revolving Loan Notes whether the same is prior or subsequent thereto and whether of the same or a different kind or character.

                  (b) No amendment or modification of any provision of this Agreement or the Notes relating to (i) any increase of the Commitments of the Lender, (ii) any change in the final maturity of the Loans or any payment date for interest and fees due hereunder, (iii) the reduction of interest rates applicable to the Loans or fees payable under this Agreement, (iv) rates of advance on Collateral utilized in computing Revolving Loan Availability, or (v) release of Collateral shall be effective without the written agreement of all of the Lenders and Borrowers. No amendment or modification of any other provision of this Agreement shall be effective without the written agreement of the Majority Lenders and Borrowers and no termination or waiver of any other single provision of this Agreement, or consent to any departure by Borrowers therefrom, shall in any event be effective without the written concurrence of the Majority Lenders. Whenever a consent is required, any of the Lenders shall have the right to grant or withhold same at their sole discretion.

                  (c) Notwithstanding the provisions of this Section, no amendment, modification, termination or waiver of any provision of Section 17 or any other provision referring to Agent's rights hereunder shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

         21.4 Section Headings. Section headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

         21.5 Construction. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent, Lenders or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

         21.6 Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         21.7 Entire Agreement. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement. This Agreement may be amended only by a written agreement signed by duly authorized officers of Borrowers, Agent and Lenders (or Majority Lenders in accordance with Section
21.3 hereof).

         21.8 No Fiduciary Relationship or Joint Venture. No provision herein or in any of the other Loan Documents and no course of dealing between the parties hereto shall be deemed to create any fiduciary relationship between Lenders and Borrowers or Agent and Borrowers nor to create any partnership or joint venture between Lenders and Borrowers or Agent and Borrowers.

         21.9 Publicity. Borrowers hereby consent to the issuance or dissemination by Lenders to the public of information generally describing the credit accommodations entered into pursuant to this Agreement (as it may be amended, modified and supplemented from time to time) including without limitation the names and addresses of Borrowers, a general description of Borrowers' businesses and the use of Borrowers' names and logos in connection therewith.

         21.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

         21.11 Conflict. In the event of a conflict between the terms of this Agreement and the terms of any Notes or other Loan Documents, the terms of this Agreement shall be controlling.

22.      WAIVER OF JURY TRIAL

         22.1 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION,

IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         22.2 Waiver of Jury Trial. EACH OF THE BORROWERS, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, Borrowers have executed and delivered this Agreement.


        "BORROWERS"                          WESTELL TECHNOLOGIES, INC.


                                             By:    /s/ Amy T. Forster
                                             Title:

                                             WESTELL, INC.


                                             By:    /s/ Amy T. Forster
                                             Title:

                                             WESTELL INTERNATIONAL, INC.


                                             By:    /s/ Amy T. Forster
                                             Title:

                                             CONFERENCE PLUS, INC.


                                             By:    /s/ Amy T. Forster
                                             Title:

                                             TELTREND, INC.


                                             By:    /s/ Amy T. Forster
                                             Title:

                                             Address: 750 North Commons Drive
                                                      Aurora, Illinois 60504

                  ACCEPTED this 31st day of August, 2000, at Agent's place of business in the City of Chicago, State of Illinois.


                                            LASALLE BANK NATIONAL ASSOCIATION, a
                                            national banking association,
                                            as Agent


                                            By:     /s/ Stephanie Patterson
                                            Title:  Assistant Vice President

                                            Address: 135 S. LaSalle Street
                                                     Chicago, Illinois 60603
                                                     Attn:  Stephanie Patterson


                                            LASALLE BANK NATIONAL ASSOCIATION
        Revolving Loan Commitment
        $30,000,000
        Percentage:  66.666666667%
                                            By:     /s/ Stephanie Patterson
                                            Title:  Assistant Vice President

                                            Address: 135 S. LaSalle Street
                                                     Chicago, Illinois 60603
                                                     Attn: Stephanie Patterson


                                            HARRIS TRUST AND SAVINGS BANK
        Revolving Loan Commitment
        $15,000,000
        Percentage:  33.333333333%
                                            By:     /s/ M. James Barry, III
                                            Title:  Vice President

                                            Address: 111 West Monroe Street
                                                     Chicago, Illinois 60690
                                                     Attn:  M. James Barry, III

                                     ANNEX A
                                     -------

                                Applicable Margin


                             Interest Coverage Ratio

----------------- -------------- ----------------- -------------- --------------

                      LEVEL 1        LEVEL II         LEVEL III      LEVEL IV
----------------- -------------- ----------------- -------------- --------------
                        <3.0        >3.0 <4.0         >4.0 <5.0        >5.0
----------------- -------------- ----------------- -------------- --------------
LIBOR Margin           2.50%          2.25%             2.00%         1.75%
----------------- -------------- ----------------- -------------- --------------
Reference Rate         0.50%          0.25%               0%
Margin
----------------- -------------- ----------------- -------------- --------------
Unused Fee             0.375%         0.375%            0.25%         0.25%
----------------- -------------- ----------------- -------------- --------------
Standby L/C Fee        2.50%          2.25%             2.00%         1.75%
Rate
----------------- -------------- ----------------- -------------- --------------
rade L/C Fee          1.25%          1.125%            1.00%         0.875%
Rate
----------------- -------------- ----------------- -------------- --------------

*From the Closing Date until December 31, 2000, the applicable rates shall be those set forth under the column titled "Level III".